As filed with the Securities and Exchange Commission on October 14, 2011
Registration No. 333-[_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ROI Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	45-3414553

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

9 West 57th Street
New York, New York  10019
(212) 825-0400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Thomas J. Baldwin
Chairman and Chief Executive Officer
c/o ROI Acquisition Corp.
9 West 57th Street
New York, New York  10019
(212) 825-0400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Christopher S. Auguste, Esq.	Gregg A. Noel, Esq.
Kramer Levin Naftalis & Frankel LLP	Skadden, Arps, Slate, Meagher & Flom LLP
1177 Avenue of the Americas	300 South Grand Avenue, Suite 3400
New York, New York 10036	Los Angeles, CA 90071
(212) 715-9100	(213) 687-5000
(212) 715-8000 — Facsimile	(213) 687-5600 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $.0001 par value, and one warrant(2)	8,625,000 Units	$10.00	$86,250,000	$9,884.25
Common stock included as part of the units(2)	8,625,000 Shares	—	—	—	(3)
Warrants included as part of the units(2)	8,625,000 Warrants	—	—	—	(3)
Total			$86,250,000	$9,884.25

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Includes 1,125,000 units, consisting of 1,125,000 shares of common stock and 1,125,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, OCTOBER 14, 2011
PRELIMINARY PROSPECTUS

ROI Acquisition Corp.

$75,000,000
7,500,000 Units

ROI Acquisition Corp. is a newly organized blank check company incorporated as a Delaware corporation and formed for the purpose of, directly or indirectly, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar Business Combination with one or more businesses or assets, which we refer to throughout this prospectus as our initial Business Combination. We are not limited to a particular industry or geographic region for purposes of consummating our initial Business Combination. While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on industries or sectors that complement our management team’s background, such as the consumer sector, and in particular the restaurant industry in the United States and globally.

This is an initial public offering of our securities. We are offering 7,500,000 units at an offering price of $10.00 and consisting of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $12.00, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the completion of our initial Business Combination and 12 months after the closing of this offering, and will expire five years after the completion of our initial Business Combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,125,000 units to cover over-allotments, if any.

We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of franchise and income taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein. We intend to consummate our initial Business Combination without a stockholder vote and conduct redemptions of shares of common stock for cash pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC. If, however, a stockholder vote is required by law or the regulations of any securities exchange on which our securities may be listed in the future, or we decide to hold a stockholder vote for any business, legal or other reason, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the SEC’s proxy rules and not pursuant to the SEC’s tender offer rules.

If we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of franchise and income taxes payable), less up to $50,000 of such interest that may be released to us to pay dissolution expenses, pro rata to our public stockholders by way of redemption and will cease all operations except for the purposes of winding up of our affairs, as further described herein.

ROIC Acquisition Holdings LP, our sponsor, has committed to purchase an aggregate of 4,166,667 warrants at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsor warrants.

Currently, there is no public market for our units, common stock or warrants. It is anticipated that our units will be quoted on the OTC Bulletin Board quotation system, or the OTCBB, under the symbol “[  ]” on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate the shares of common stock and warrants will be quoted on the OTCBB under the symbols “[•]” and “[•],” respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price To Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.55	$9.45
Total	$75,000,000	$4,125,000	$70,875,000

(1)
Includes $0.30 per unit, or $2,250,000 in the aggregate ($2,587,500 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. These funds will be released to the underwriters only on completion of our initial Business Combination, as described in this prospectus.

Of the proceeds we receive from this offering and the sale of the sponsor warrants described in this prospectus, $75,000,000 in the aggregate ($10.00 per unit), or $85,968,750 if the underwriters’ over-allotment option is exercised in full (approximately $9.97 per unit), will be deposited into a United States based trust account at Deutsche Bank Trust Company Americas with Continental Stock Transfer & Trust Company acting as trustee. Except for the interest income earned on the trust account, which may be released to us to pay any income or franchise taxes or to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we seek stockholder approval of our Business Combination, each as described herein, our amended and restated certificate of incorporation provides that none of the funds held in the trust account will be released from the trust account until the earlier of (1) the completion of our initial Business Combination, as described herein, and (2) the redemption of 100% of our public shares prior to any voluntary winding-up in the event we do not complete a Business Combination with 24 months after the closing of this offering (subject to the requirements of law).

The underwriters are offering the units on a firm commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver the units to purchasers on or about [•], 2011.

Deutsche Bank Securities
       , 2011

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references in this prospectus to “we,” “us” or “our company” refer to ROI Acquisition Corp.;

•	references in this prospectus to our “founder shares” refer to the shares held by our sponsor prior to this offering;

•	references in this prospectus to our “private placement” refer to the private sale of securities simultaneously with the completion of this offering;

•	references in this prospectus to our “sponsor warrants” refer to 4,166,667 warrants we are selling in a private placement to our sponsor immediately prior to this offering;

•
references in this prospectus to our “public shares” refer to our shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor and each member of management shall be considered a “public stockholder” only with respect to any public shares they own;

•	references in this prospectus to our “management” or our “management team” refer to our officers and directors;

•	references in this prospectus to our “sponsor” refer to ROIC Acquisition Holdings LP, a Delaware limited partnership;

•	references in this prospectus to the “DGCL” refer to the General Corporation Law of the State of Delaware;

•	references in this prospectus to the “certificate of incorporation” refer to our certificate of incorporation, as amended; and

•	except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a newly organized blank check company incorporated as a Delaware corporation and formed for the purpose of, directly or indirectly, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar Business Combination with one or more businesses or assets, which we refer to throughout this prospectus as our initial Business Combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our initial Business Combination.

While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on industries or sectors that complement our management team’s background, and to capitalize on the ability of our management team to identify, acquire and operate a business, focusing on the consumer sector, and in particular the restaurant industry in the United States or globally. We believe our management team is positioned to take advantage of investment opportunities focused in the consumer sector, and in particular the restaurant industry in the United States or globally, to create value for our stockholders, and that our contacts and sources, ranging from owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers in the consumer sector, including the restaurant industry, will allow us to generate attractive acquisition opportunities. Our management team is led by Thomas J. Baldwin, who has over 30 years of experience in operating, advising, and investing in companies in the restaurant industry. We are supported by Clinton Group, Inc., or the Clinton Group, which we expect will help facilitate sourcing, evaluating, structuring and operating any business we may acquire.  However, we have not entered into a binding agreement with the Clinton Group in this regard, and even a strong infrastructure or network cannot guarantee we will find a suitable acquisition opportunity within 24 months or consummate a successful initial Business Combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial Business Combination. The amount of time that Mr. Baldwin or any other members of our management will devote in any time period will vary based on whether a target business has been selected for our initial Business Combination and the current stage of the Business Combination process.

Our sponsor is an affiliate of the Clinton Group, which is an established private equity and public equity investor in the consumer sector, and the restaurant industry in particular.  Clinton Group has accumulated a strong track record as a long-term investor in this sector.  Clinton Group’s recent and current equity investments in the consumer sector, including the restaurant industry, consist of investments in both private and public companies such as California Pizza Kitchen, Inc., Carrols Restaurant Group, Inc., Morton’s Restaurant Group, Inc., O’Charley’s Inc., Red Robin Gourmet Burgers, Inc. and McCormick & Schmick’s Seafood Restaurants, Inc.

We anticipate structuring our initial Business Combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial Business Combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such Business Combination if we (or any entity that is a successor to us in an initial Business Combination) will become the majority stockholder of the target or are not required to register as an “investment company” under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet this criterion. Even though we will own a majority interest in the target, our stockholders prior to the Business Combination may collectively own a minority interest in the post Business Combination company, depending on valuations ascribed to the target and us in the Business Combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial Business Combination could own less than a majority of our outstanding shares subsequent to our initial Business Combination.

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial Business Combination with a target business that does not meet these criteria and guidelines.

•
Middle-Market Business.  We will seek to acquire one or more businesses with an enterprise value of approximately $150,000,000 to $400,000,000, determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies. We believe that the middle market segment provides the greatest number of opportunities for investment and is the market consistent with our previous investment history. This segment is where we believe we have the strongest network to identify opportunities and proven track record of investment.

•
Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results and strong fundamentals. We do not intend to acquire start-up companies or companies with recurring negative free cash flow.

•
Companies with, or with the Potential for, Strong Free Cash Flow Generation.  We will seek to acquire one or more businesses that already have, or have the potential to generate, strong, stable and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams.

•
Strong Competitive Position.  We intend to focus on targets that have a leading, growing or niche market position in their respective sectors. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire a business that demonstrates advantages when compared to their competitors, which may help to protect their market position and profitability.

•
Experienced Management Team.  We will seek to acquire one or more businesses with a strong, experienced management team that provides a platform for us to further develop the acquired business’ management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team will complement their own capabilities.

•
Business with Revenue and Earnings Growth or Potential for Revenue and Earnings Growth.  We will seek to acquire one or more businesses that have achieved or have the potential for significant revenue and earnings growth through a combination of organic growth, new unit expansion, brand and new product development, increased production capacity, expense reduction, synergistic follow-on acquisitions and increased operating leverage.

•
Benefit from Being a Public Company.  We intend to acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial Business Combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial Business Combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial Business Combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of investment opportunities. This network has been developed through our management team’s:

•	experience in sourcing, acquiring, operating, developing, growing, financing and selling businesses;

•	reputation for integrity and fair dealing with sellers, capital providers and target management teams;

•	significant experience as advisors on transactions; and

•	experience in executing transactions under varying economic and financial market conditions.

This network has provided our management team with a flow of referrals that have resulted in numerous transactions. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises.

Certain members of our management team have spent significant portions of their careers working with businesses in the consumer sector, and the restaurant industry in particular, and have developed a wide network of professional services contacts and business relationships in that sector.  In addition, our management has experience acquiring and growing regional restaurant chains into national chains with an international presence and securing franchise partnerships domestically and internationally.  The members of our board of directors also have significant executive leadership in the restaurant industry, as investors, operators and franchisors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

We are not prohibited from pursuing an initial Business Combination with a company that is affiliated with the Clinton Group or our sponsor, officers or directors. In the event we seek to complete our initial Business Combination with a company that is affiliated with the Clinton Group or our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that our initial Business Combination is fair to our stockholders from a financial point of view.

Thomas J. Baldwin, our Chairman and CEO, and George E. Hall, our Chief Investment Officer and Director, will directly or indirectly own common stock and warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial Business Combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular Business Combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial Business Combination.

Each of our officers or directors (other than our independent directors) presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a Business Combination opportunity to such entity.  However, each of our officers and directors (other than our independent directors) has agreed, pursuant to a written agreement with us, that until the earliest of our initial Business Combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business transaction opportunities.  In the event that we and such officer or director mutually agree that it is in our best interests and the best interests of our stockholders not pursue such opportunity, such officer or director may then present the opportunity to other entities.  Certain members of our management team also have fiduciary obligations to private equity funds managed by the Clinton Group. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from these affiliations, the Clinton Group private equity funds have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business in the restaurant sector. Pursuant to this right of first refusal, we will be entitled to pursue any such potential transaction opportunity in the restaurant sector unless and until a majority of our directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial Business Combination and (2) 24 months from the date of this prospectus. Furthermore, we have agreed that any target company with respect to which any of the Clinton Group private equity funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such fund declines to pursue an investment in such company.

Our officers have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial Business Combination or we have failed to complete our initial Business Combination within 24 months after the closing of this offering.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business transaction.

Our executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 825-0400.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus.

Securities offered	7,500,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Proposed OTCBB symbols	Units: “ ”

Common stock: “ ”

Warrants: “ ”

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	7,500,000

Common stock:

Number outstanding before this offering	2,156,250(1)(2)

Number outstanding after this offering	9,375,000(2)(3)

(1)	This number includes an aggregate of 281,250 founder shares held by our sponsor subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters.

(2)
This number includes 551,471 founder shares (or 634,191 founder shares if the underwriters’ over-allotment option is exercised in full) subject to forfeiture by our sponsor as follows: (1) 284,091 founder shares (or 326,705 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination and (2) the remaining 267,380 founder shares (or 307,487 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination.

(3)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 281,250 founder shares.

Warrants:

Number of sponsor warrants to be sold simultaneously with closing of this offering	4,166,667

Number of warrants to be outstanding after this offering and the private placement	11,666,667

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of common stock.

Exercise price	$12.00 per share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the completion of our initial Business Combination, and

• 12 months after the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the warrants, a current prospectus relating to them is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder.  Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants has not been declared effective by the 60th business day following the closing of our initial Business Combination and during any period when we shall have failed to maintain an effective registration statement, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.  The cashless exercise feature is described below under the heading “Redemption of warrants.”

We are not registering the common stock issuable upon exercise of the warrants at this time. However, we have agreed to file and have an effective registration statement covering the common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock, and to ensure that such shares are registered, qualified or exempt from registration under the securities laws of the states of residence of the holders until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years after the completion of our initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the sponsor warrants):

• in whole and not in part; at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

•     if, and only if, the last sale price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see the section entitled “Description of Securities – Warrants – Public Stockholders’ Warrants” for additional information.

None of the sponsor warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

Founder shares
In October 2011, our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. The founder shares held by our sponsor include an aggregate of 281,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our sponsor will own 20.0% of our issued and outstanding shares after this offering (assuming our sponsor does not purchase any units in this offering and is not required to forfeit the founder earn out shares described in the next sentence below). In addition, 551,471 founder shares (or 634,191 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 284,091 founder shares (or 326,705 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination and (2) the remaining 267,380 founder shares (or 307,487 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•     our sponsor has agreed (1) to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial Business Combination and (2) to waive its rights to liquidating distributions with respect to the founder shares if we fail to consummate our initial Business Combination within 24 months after the closing of this offering (although our sponsor will be entitled to receive liquidating distributions with respect to any public shares it holds if we fail to consummate our initial Business Combination within such time period).

If we submit our initial Business Combination to our public stockholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial Business Combination, and our officers and directors have also agreed to vote any public shares purchased during or after this offering in favor of our initial Business Combination.  Our officers and directors have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial Business Combination.

Transfer restrictions on founder shares
Our sponsor has agreed not to transfer, assign or sell any of its founder shares (except to permitted transferees, as described in this prospectus) until the earlier of (1) one year after the completion of our initial Business Combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property (except as described below under the heading “Principal Stockholders — Transfers of Founder Shares and Sponsor Warrants”) (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the founder shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the founder shares will be released from the lock-up. In addition, notwithstanding the ability to transfer, assign or sell founder shares to permitted transferees during the lock up periods described below under the heading “Principal Stockholders – Transfers of Founder Shares and Sponsor Warrants,” our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture condition lapses.

Sponsor warrants
Our sponsor has committed to purchase an aggregate of 4,166,667 sponsor warrants, each exercisable to purchase one share of common stock at $12.00 per share, at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial Business Combination within 24 months after the closing of this offering, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless.

Transfer restrictions on sponsor warrants
The sponsor warrants (including the shares of common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial Business Combination, and they will be non-redeemable so long as they are held by our sponsor or its permitted transferees. If the sponsor warrants are held by holders other than our sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Proceeds to be held in trust account
$75,000,000, or $10.00 per unit of the proceeds of this offering and the proceeds of the private placement of the sponsor warrants, or $85,968,750, or approximately $9.97 per unit, if the underwriters’ over-allotment option is exercised in full, will be placed in a segregated trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discounts and commissions.

Except for the interest income that may be released to us as described immediately below, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the completion of our initial Business Combination within 24 months after the closing of this offering and (2) the redemption of 100% of our public shares prior to any voluntary winding-up in the event we do not complete a Business Combination within this 24-month period.

The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which would have priority over the claims of our public stockholders.

Indemnity
GEH Capital Inc., an affiliate of our sponsor, has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then GEH Capital Inc. will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether GEH Capital Inc. has sufficient funds to satisfy its indemnity obligations and, therefore, GEH Capital Inc. may not be able to satisfy those obligations. However, we currently believe GEH Capital Inc. is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked GEH Capital Inc. to reserve for such eventuality. We believe the likelihood of GEH Capital Inc. having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Anticipated expenses and funding sources
Unless and until we complete our initial Business Combination, no proceeds held in the trust account, other than the interest earned on the trust account which may be released to us for working capital purposes or to cover liquidation expenses, and any amounts necessary to purchase up to 15% of our public shares if we seek stockholder approval of our Business Combination, will be available for our use. Based upon the current interest rate environment, we expect the trust account to generate approximately $150,000 of interest over the next 24 months. We may pay our expenses only from:

• interest earned on the funds in the trust account; and

• the net proceeds of this offering not held in the trust account, which will be $625,000 after the payment of approximately $625,000 in expenses relating to this offering.

Conditions to consummating our initial Business Combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial Business Combination. Unlike many blank check companies, a target business is not required to have a minimum fair market value equal to a specified percentage of the net assets held in the trust account at the time of our signing a definitive agreement. As a result, our management will have significant flexibility in identifying and selecting one or more prospective target businesses consistent with our criteria as set forth herein. We will consummate our initial Business Combination only if we (or any entity which is a successor to us in an initial Business Combination) will become the sole or majority stockholder of the target and are not required to register as an investment company under the Investment Company Act. Even though we will own at least a majority interest in the target, our stockholders prior to the Business Combination may collectively own a minority interest in the post Business Combination company, depending on valuations ascribed to the target and us in the Business Combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. As a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial Business Combination could own less than a majority of our outstanding shares subsequent to our initial Business Combination.

Permitted purchases of public shares by us prior to the consummation of our initial Business Combination using amounts held in the trust account

Unlike many blank check companies, if we seek stockholder approval of our initial Business Combination, the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the public shares (1,125,000 shares, or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial Business Combination and ending on the business day immediately preceding the record date for the vote to approve our initial Business Combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). We may purchase any or all of the 1,125,000 shares (or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed Business Combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per share amount held in the trust account for the sole purpose of voting against our initial Business Combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block our initial Business Combination by making it difficult for us to obtain the approval of such Business Combination by the vote of a majority of our outstanding common stock that are voted.

Other permitted purchases of public shares by us or our affiliates

In addition to the permitted purchases of public shares by us prior to the consummation of the initial Business Combination using amounts held in the trust account, as described immediately above, if we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial Business Combination with proceeds released to us from the trust account immediately following consummation of the initial Business Combination. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial Business Combination. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Neither we nor they currently anticipate paying any premium purchase price (over the trust value) for such public shares. However, in the event we or they pay any premium purchase price, the payment of a premium may not be in the best interest of those stockholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial Business Combination may not be in the best interest of the remaining stockholders who do not redeem their shares, because such stockholders may experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a Business Combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the Business Combination. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial Business Combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine that the purchases are subject to such rules, we will comply with such rules.

Open market or private placementpurchases of securities by our sponsor

Our sponsor has indicated that if we structure our initial Business Combination to require a stockholder vote, it may, in its sole discretion, purchase up to $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) in the open market commencing two business days after we file a preliminary proxy statement relating to our initial Business Combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial Business Combination is to be voted on.  These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act, and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit purchases under certain circumstances.  The price per share at which such purchases will be made will not exceed the per-share amount held in the trust account (net of franchise and income taxes payable) as reported in the preliminary proxy statement. These purchases will be made until the earlier of the expiration of the buyback period or until the purchases reach the maximum set by our sponsor, not to exceed $15,000,000 (or $17,250,000 if the underwriters’ over-allotment option is exercised in full). Our sponsor will not have any discretion or influence over these purchases, other than the initial determination of the maximum amount to be purchased. Our sponsor has agreed to vote any shares of common stock purchased in the open market in favor of our initial Business Combination. Our sponsor will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market in the event we do not consummate an initial Business Combination. In the event our sponsor does not purchase the full $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) through open market purchases, our sponsor has the option, in its sole discretion, to purchase from us units identical to the units offered hereby in a private placement at a purchase price of $10.00 per unit until our sponsor has purchased up to an aggregate of $15,000,000 of our securities (or $17,250,000 of our securities if the underwriters’ over-allotment option is exercised in full) pursuant to the open market purchases described above and the private placement.

We and our sponsor have agreed that if, instead of a stockholder vote, we conduct redemptions under the tender offer rules in connection with our initial Business Combination, then our sponsor will jointly conduct this tender offer with us and will have the option, in its sole discretion, to acquire up to $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) tendered in the tender offer.  In the event our sponsor acquires less than $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) pursuant to the tender offer, our sponsor has the option, in its sole discretion, to purchase from us units identical to the units offered hereby in a private placement at a purchase price of $10.00 per unit until our sponsor has purchased up to an aggregate of $15,000,000 of our securities (or $17,250,000 of our securities if the underwriters’ over-allotment option is exercised in full) pursuant to both the tender offer and the private placement.

In either case, the definitive agreement relating to any such private placement, if consummated, will be entered into concurrently with the definitive agreement for our initial Business Combination, and the closing of the private placement purchase will occur immediately prior to the consummation of our initial Business Combination. No commissions, fees or other compensation will be payable in connection with any such private placement.

Redemption rights for public stockholders upon consummation of our initial Business Combination

We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (including interest but net of franchise and income taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights upon the consummation of our initial Business Combination with respect to our warrants. Our sponsor has agreed to waive its redemption rights with respect to the founder shares and any public shares our sponsor may hold in connection with the consummation of our initial Business Combination. In addition, our officers and directors have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial Business Combination.

Manner of conducting redemptions
Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their Business Combinations and related redemptions of public shares for cash upon consummation of such initial Business Combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for any business, legal or other reason, we will, pursuant to our amended and restated certificate of incorporation:

•     offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed Business Combination, and

•    file tender offer documents with the SEC prior to consummating our initial Business Combination which contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial Business Combination until the expiration of the tender offer period.

If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business, legal or other reason, we will:

•    conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek stockholder approval, we will consummate our initial Business Combination only if a majority of the outstanding shares of common stock voted is voted in favor of the Business Combination. In such case, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial Business Combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Many blank check companies would historically not be able to consummate an initial Business Combination if the holders of the company’s public shares voted against a proposed Business Combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete Business Combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a Business Combination. By contrast, we have no specified redemption threshold percentage contained in our amended and restated certificate of incorporation. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 and, in some cases, the terms of the proposed Business Combination will require our net tangible assets to be greater than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). For example, the proposed Business Combination may require: (1) cash consideration to be paid to the target or members of its management team, (2) cash to be transferred to the target for working capital or other general corporate purposes or (3) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed Business Combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not consummate the Business Combination and any shares tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.

Limitation on redemption rights and voting rights of stockholders holding 10% or more of the shares sold in the offering if we hold a stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering.

We believe these restrictions will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem or vote their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Absent these provisions, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights or vote against a Business Combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem or vote no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate our initial Business Combination, particularly in connection with a Business Combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Redemption rights in connection with proposed amendments to our certificate of incorporation

Many blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation provides that, prior to a Business Combination, changes in certain rights attaching to shares, including those rights related to pre-Business Combination activity, may be amended if approved by 65% of our stockholders. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to rights attaching to shares, including such rights related to pre-Business Combination activity, we will provide dissenting public stockholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our amended and restated certificate of incorporation. Our sponsor and our officers and directors have agreed to waive any redemption rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation.

Release of funds in trust account on closing of our initial Business Combination

On the closing of our initial Business Combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon consummation of our initial Business Combination” and to pay the underwriters their deferred underwriting commissions. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial Business Combination. If our initial Business Combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our Business Combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial Business Combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial Business Combination

Our sponsor, officers and directors have agreed that we will have only 24 months after the closing of this offering to consummate our initial Business Combination. If we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will, as promptly as possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public stockholders by way of redemption, cease all operations except for the purposes of winding up of our affairs, as further described herein and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial Business Combination within the applicable time period. We and our directors and officers have agreed not to propose any amendment to our certificate of incorporation that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial Business Combination within 24 months after the closing of this offering. Please see the section entitled “Risk Factors — If we are unable to complete our initial Business Combination within the prescribed time frame, our public stockholders may receive less than $10.00 per share on our redemption and our warrants will expire worthless” for additional information.

We expect that in the event of a voluntary solvent liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that we would distribute our assets to our public stockholders on a pari passu basis.

Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial Business Combination within 24 months after the closing of this offering. However, if any of our sponsor, officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial Business Combination within the required time period.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate our initial Business Combination within 24 months after the closing of this offering and the amount of the deferred underwriting commission will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. GEH Capital Inc., an affiliate of our sponsor, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but GEH Capital Inc. may not be able to satisfy its indemnification obligations if it is required to do so. Notwithstanding the foregoing, GEH Capital Inc. will have no liability under this indemnity (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under our indemnity with the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

The holder of the founder shares will not participate in any redemption distribution with respect to its founder shares.

If we are unable to conclude our initial Business Combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00 (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than approximately $10.00 (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full).

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment for such expenses.

Limited payments to insiders
There will be no finder’s fees, reimbursements or cash (or non-cash) payments made to our sponsor, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial Business Combination, other than:

• Repayment of a $100,000 loan made to us by our sponsor, to cover offering-related and organizational expenses;

• A payment of an aggregate of $10,000 per month to the Clinton Group for office space, utilities and secretarial and administrative services;

•     Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating our initial Business Combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of our initial Business Combination, except the interest earned on the funds held in the trust account that may be released to us to fund working capital requirements; and

•     Repayment of loans to be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided that if we do not consummate our initial Business Combination, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. In addition, up to $500,000 of such loans may be converted into warrants, upon the sole discretion of the lender, as described in this prospectus.  The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial Business Combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419”. For additional information on concerning how many blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Not Subject to Rule 419”. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 6, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$30,000	$73,390,000
Total assets	$170,000	$75,640,000
Total liabilities	$155,000	$2,250,000
Value of common stock that may be redeemed in connection with our initial Business Combination ($10.00 per share)	$-	$68,389,990
Stockholders’ equity(1)	$15,000	$5,000,010

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the sponsor warrants, repayment of the $100,000 loan made to us by our sponsor, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $75,000,000 held in the trust account for the benefit of our public stockholders, which amount, less deferred underwriting commissions, will be available to us only upon the consummation of our initial Business Combination within 24 months after the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include $2,250,000 being held in the trust account ($2,587,500 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions.

If no Business Combination is consummated within 24 months after the closing of this offering, the proceeds held in the trust account, including the deferred underwriting commissions and all interest thereon, net of franchise and income taxes payable (excluding up to $50,000 of such net interest to pay dissolution expenses), all of the interest income released to us to fund our working capital requirements and any amounts released to purchase up to 15% of our public shares if we seek stockholder approval of our Business Combination, as described in this prospectus, will be used, as promptly as possible but not more than five business days thereafter, to fund the redemption of our public shares. Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial Business Combination within such applicable time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed blank check company in the development stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial Business Combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial Business Combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial Business Combination and may be unable to complete our initial Business Combination. If we fail to complete our initial Business Combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed Business Combination, unless such vote is required by law, which means we may consummate our initial Business Combination even though a majority of our public stockholders do not support such a combination.

We do not intend to hold a stockholder vote before we consummate our initial Business Combination unless the Business Combination would require stockholder approval under applicable state law or if we decide to hold a stockholder vote for business or other legal reasons. Accordingly, we may consummate our initial Business Combination even if holders of a majority of our public shares do not approve of the Business Combination we consummate.

Your only opportunity to affect the investment decision regarding a potential Business Combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the Business Combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial Business Combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the Business Combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential Business Combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our Business Combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential Business Combination targets, which may make it difficult for us to enter into our initial Business Combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the Business Combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our certificate of incorporation requires us to provide all of our public stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial Business Combination, although our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial Business Combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related Business Combination and may instead search for an alternate Business Combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial Business Combination transaction with us.

The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable Business Combination or optimize our capital structure.

In connection with the successful consummation of our Business Combination, we may redeem pursuant to a tender offer up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our Business Combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our Business Combination in case a larger percentage of stockholders exercise their redemption rights than we expect. Raising additional funds to cover any shortfall in the purchase price of our initial Business Combination may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive Business Combination available to us. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Such issuance would dilute the holdings of the holders of our public shares.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed Business Combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the Business Combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our Business Combination would be unsuccessful is increased. If our Business Combination is unsuccessful as a result, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial Business Combination within 24 months after the closing of this offering may give potential target businesses leverage over us in negotiating our initial Business Combination and may decrease our ability to conduct due diligence on potential Business Combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial Business Combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning our initial Business Combination will be aware that we must consummate our initial Business Combination within 24 months after the closing of this offering. Consequently, such target businesses may obtain leverage over us in negotiating our initial Business Combination, knowing that if we do not complete our initial Business Combination with that particular target business, we may be unable to complete our initial Business Combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial Business Combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial Business Combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial Business Combination within 24 months after the closing of this offering. We may not be able to find a suitable target business and consummate our initial Business Combination within such time period. If we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $50,000 of such interest which may be released to us to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public stockholders from the trust account shall be done automatically by function of our amended and restated certificate of incorporation and prior to any voluntary winding up. We and our directors and officers have agreed not to propose any amendment to our amended and restated certificate of incorporation that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial Business Combination within 24 months after the closing of this offering.

If we are unable to complete our initial Business Combination within the prescribed time frame, our public stockholders may receive less than $10.00 per share on our redemption and our warrants will expire worthless.

If the underwriters’ over-allotment option is not exercised, the amount held in the trust account will be $10.00 per share. If the underwriters’ over-allotment option is exercised in full, the amount held in the trust account will initially be less than $10.00 per share. If we are unable to complete our initial Business Combination within the prescribed time frame and are forced to redeem our public shares, the per-share redemption amount received by stockholders at such time also may be less than $10.00. Furthermore, our outstanding warrants are not entitled to participate in any redemption and the warrants will therefore expire worthless if we are unable to consummate our initial Business Combination within the applicable time period.

Purchases of shares of common stock in the open market by us or our sponsor may support the market price of the common stock and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, common stock and/or warrants.

Unlike many blank check companies, if we seek stockholder approval of our initial Business Combination, prior to the consummation of our initial Business Combination, the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (1,125,000 shares, or 1,293,750 shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial Business Combination and ending on the business day immediately preceding the record date for the vote to be held to approve our initial Business Combination. In addition, our sponsor may purchase up to $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) in the open market during the same period. Consequently, if the market does not view our initial Business Combination positively, these purchases may have the effect of counteracting the market’s view of our initial Business Combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

If we seek stockholder approval of our initial Business Combination, we, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case we or they may influence a vote in favor of a proposed Business Combination that you do not support.

If we seek stockholder approval of our Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following consummation of the Business Combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial Business Combination. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although neither we nor they currently anticipate paying any premium purchase price (over trust value) for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial Business Combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders may experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.  The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the Business Combination or (2) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial Business Combination that may not otherwise have been possible.

In addition, if we or our sponsor, directors, officers, advisors or their affiliates purchase common stock in the open market or in privately negotiated transactions, the public “float” of our common stock and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the Business Combination.

Our purchases of common stock in the open market or in privately negotiated transactions may have negative economic effects on our remaining public stockholders.

If we seek stockholder approval of our Business Combination and purchase shares in privately negotiated or market transactions from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account, our remaining public stockholders will bear the economic burden of the franchise taxes payable as well as taxes payable with respect to interest earned on the trust account (and, in the case of purchases which occur prior to the consummation of our initial Business Combination, up to $50,000 of the net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial Business Combination within 24 months after the closing of this offering). In addition, our remaining public stockholders following the consummation of our initial Business Combination will bear the economic burden of the deferred underwriting commission as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the consummation of the Business Combination. This is because the stockholders from whom we purchase shares in open market or in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the taxes payable on the interest earned by the trust account, up to $50,000 of dissolution expenses or the deferred underwriting commission and, in the case of purchases at a premium, have received such premium.

If we purchase shares using trust fund proceeds prior to the consummation of our initial Business Combination outside the safe harbor provisions of Rule 10b-18 under the Exchange Act, we could be subject to liability under the Exchange Act. This could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by stockholders to be less than approximately $10.00 (or approximately $9.97 if the over-allotment option is exercised in full).

As described above, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial Business Combination to purchase shares of common stock as described in this prospectus. We will not make such purchases under Rule 10b-18 under the Exchange Act, which provides for a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. As such, a stockholder could bring an action against us claiming our purchases have resulted in market manipulation, because our stock price and trading volume may be higher than without our purchases. If a stockholder brought such an action and a court found that we violated Section 9(a)(2) and Rule 10b-5 of the Exchange Act, we would be subject to monetary damages to the stockholder. In addition, we may be subject to an enforcement action by the SEC. Accordingly, this could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by stockholders to be less than approximately $10.00 (or approximately $9.97 if the over-allotment option is exercised in full).

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of a redemption of public stockholders prior to any winding up in the event we do not consummate our initial Business Combination or our liquidation or if they redeem their shares pursuant to a tender offer in connection with an initial Business Combination that we consummate. In no other circumstances will a stockholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

We do not intend to establish an audit committee or a compensation committee until the consummation of our initial Business Combination. Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

We currently have three independent directors and additional independent directors may join us upon the closing of this offering. Upon consummation of our initial Business Combination, our board of directors intends to establish an audit committee and a compensation committee, and adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. The absence of such committees to review the matters discussed above until the consummation of our initial Business Combination could negatively impact our operations and profitability.

We expect that our securities will be quoted on the OTC Bulletin Board quotation system, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the NYSE Amex or another national securities exchange and result in our stockholders not receiving the benefit of our being subject to the listing standards of a national securities exchange.

We expect that our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the OTC Bulletin Board quotation system, or the OTCBB, which is a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the NYSE Amex. Quotation of our securities on the OTCBB will limit the liquidity and price of our securities more than if our securities were quoted or listed on the NYSE Amex or another national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial Business Combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact. Therefore, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial Business Combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us and, if we seek stockholder approval of our initial Business Combination, the release of funds to us to purchase up to 15% of our public shares pursuant to the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, unless and until the funds in the trust account were released to us in connection with our consummation of our initial Business Combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our Business Combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 10% of our common stock, you will lose the ability to both redeem and vote all such shares in excess of 10% of our common stock.

If we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering, and all such additional shares in excess of 10%, which we refer to as the “Excess Shares”, will not be redeemed for cash. Your inability to vote and redeem the Excess Shares will reduce your influence over our ability to consummate our initial Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate our Business Combination. As a result, you will continue to hold that number of shares exceeding 10% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

Because of our limited resources and the significant competition for Business Combination opportunities, it may be difficult for us to complete our initial Business Combination. If we are unable to complete our initial Business Combination, our public stockholders may receive only $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have significant experience identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the common stock redeemed and, in the event we seek stockholder approval of our Business Combination, we make purchases of our common stock in the open market, then the resources available to us for our initial Business Combination may be reduced. Any of these obligations may place us at a competitive disadvantage in successfully negotiating our initial Business Combination. If we are unable to complete our initial Business Combination as a result, our public stockholders may receive only $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, together with the interest in the trust account which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial Business Combination.

The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial Business Combination is not consummated during that time. All of the interest income earned on the trust account may be released to us to fund our working capital requirements; however, based on the current interest rate environment, we anticipate that only approximately $150,000 of interest income will be available to us. However, our estimate may not be accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed Business Combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial Business Combination, our public stockholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial Business Combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial Business Combination.

Of the net proceeds of this offering, only $625,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $625,000, we may fund such excess with funds from the $625,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to fund our working capital requirements which we may need to identify one or more target businesses and to complete our initial Business Combination, as well as to pay any taxes that we may owe. Additionally, the current interest rate environment may make it more difficult for us to generate sufficient interest from the proceeds in the trust account to structure, negotiate or close our initial Business Combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds to us in such circumstances. If we are unable to complete our initial Business Combination, our public stockholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Subsequent to our consummation of our initial Business Combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct thorough due diligence on a target business, our diligence process may not uncover all material issues that may be present inside a particular target business, and factors outside of the target business and outside of our control may later have an adverse effect on the target business. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial Business Combination within the required time frame, or upon the exercise of a redemption right in connection with our initial Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full), due to claims of such creditors. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, GEH Capital Inc. will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether GEH Capital Inc. has sufficient funds to satisfy its indemnity obligations and, therefore, GEH Capital Inc. may not be able to satisfy those obligations. However, we currently believe GEH Capital Inc. is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked GEH Capital Inc. to reserve for such eventuality. We believe the likelihood of GEH Capital Inc. having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial Business Combination by 24 months from the date of this prospectus, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible, but not more than five business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer“ or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the 24 month deadline, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Our directors may decide not to enforce indemnification obligations against GEH Capital Inc., resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) and GEH Capital Inc. asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against GEH Capital Inc. to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against GEH Capital Inc. to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial Business Combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial Business Combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial Business Combination. If we are unable to complete our initial Business Combination, our public stockholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

If we are unable to consummate our initial Business Combination, our public stockholders may be forced to wait up to 24 months before redemption from our trust account.

If we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will, as promptly as possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $50,000 of such interest which may be released to us to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public stockholders from the trust account shall be effected automatically by function of our certificate of incorporation prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the DGCL. In that case, investors may be forced to wait beyond 24 months before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial Business Combination prior thereto and only then in cases where investors have sought to redeem their shares of common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we are unable to complete our initial Business Combination.

We are not registering the common stock issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified and no exemption is available, such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying common stock for sale under all applicable state securities laws.

The grant of registration rights to our sponsor and holders of our sponsor warrants may make it more difficult to complete our initial Business Combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register the founder shares, holders of our sponsor warrants and their permitted transferees can demand that we register the sponsor warrants and the common stock issuable upon exercise of the sponsor warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the common stock issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the sponsor warrants and the common stock issuable upon exercise of such sponsor warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial Business Combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsor, holders of our sponsor warrants or their respective permitted transferees are registered.

Because we have not selected a particular business or geographic focus or any specific target businesses with which to pursue our initial Business Combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue acquisition opportunities in any geographic region, but may rely upon our management team’s background in the United States and certain international regions. Also, while we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on the consumer sector and the restaurant industry in particular. Our only restriction under our amended and restated certificate of incorporation is that we will not be permitted to effectuate our initial Business Combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to our initial Business Combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial Business Combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.  Furthermore, we may be presented with a Business Combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial Business Combination with a target does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial Business Combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial Business Combination will not have all of these positive attributes. If we consummate our initial Business Combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial Business Combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial Business Combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial Business Combination, our public stockholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Unlike many blank check companies, we are not required to acquire a target with a valuation equal to a certain percentage of the amount held in the trust account. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial Business Combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Many blank check companies are required to consummate their initial Business Combination with a target whose value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for our initial Business Combination. Because we do not have the requirement that a target business have a minimum fair market value equal to a certain percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial Business Combination, our management will have significant flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify Business Combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. In addition, we may consummate our initial Business Combination with a target whose transaction value is significantly less than the amount of money held in the trust account, thereby resulting in our ability to use the remaining funds in the trust account to make additional acquisitions without seeking stockholder approval or providing redemption rights.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial Business Combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if the trading price of our common stock after giving effect to such Business Combination was less than the per-share trust liquidation value that our stockholders would have received if we had dissolved without consummating our initial Business Combination.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we consummate our initial Business Combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial Business Combination.

We may issue additional common or preferred stock to complete our initial Business Combination or under an employee incentive plan after consummation of our initial Business Combination, which would dilute the interest of our stockholders and likely present other risks.

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, all having par value of $0.0001 per share. We may issue a substantial number of additional shares of common or preferred stock to complete our initial Business Combination or under an employee incentive plan after consummation of our initial Business Combination. Although no such issuance of common or preferred stock will affect the per share amount available for redemption from the trust account, the issuance of additional common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering, who will not have pre-emption rights in respect of such an issuance;

•	may subordinate the rights of holders of common stock if shares of preferred stock are issued with rights created by resolution of the directors senior to those afforded our shares of common stock;

•
could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, common stock and/or warrants.

We may waste resources in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial Business Combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial Business Combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. In addition, in the event we seek stockholder approval of our initial Business Combination, we may use funds released to us from the trust account to purchase up to 15% of the shares sold in this offering in the open market prior to the stockholder meeting. If we are unable to complete our initial Business Combination, our public stockholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) or less upon redemption, and our warrants will expire worthless.

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

Our success in consummating an initial Business Combination depends on the continued service of our officers and directors.  Our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential Business Combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us and our ability to consummate an initial Business Combination.

Our success after the consummation of our initial Business Combination will be largely dependent upon the efforts of our key personnel, some of whom may join us following our initial Business Combination.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial Business Combination, it is likely that some or all of the management of the target business will remain in place. As a result, our current officers and directors may have a limited ability to influence our business after the consummation of our initial Business Combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular Business Combination. These agreements may provide for them to receive compensation following our initial Business Combination and as a result, may cause them to have conflicts of interest in determining whether a particular Business Combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations would take place simultaneously with the negotiation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the Business Combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial Business Combination will not be the determining factor in our decision as to whether or not we will proceed with any potential Business Combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial Business Combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial Business Combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial Business Combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial Business Combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial Business Combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial Business Combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial Business Combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our Business Combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into our initial Business Combination with a target business that is affiliated with the Clinton Group or our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in our initial Business Combination with one or more target businesses that have relationships with entities that may be affiliated with the Clinton Group or our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of the Clinton Group and our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with the Clinton Group or our sponsor, officers and directors. Our directors also serve as officers and board members for other entities. Neither the Clinton Group nor our sponsor, officers and directors are currently aware of any specific opportunities for us to consummate our initial Business Combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a Business Combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial Business Combination as set forth in “Proposed Business — Effecting our initial Business Combination — Selection of a target business and structuring of our initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a Business Combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the Business Combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor will lose its entire investment in us if our initial Business Combination is not consummated, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial Business Combination.

In October 2011, our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. The founder shares will be worthless if we do not consummate an initial Business Combination. In addition, our sponsor has committed to purchase an aggregate of 4,166,667 sponsor warrants, each exercisable for one share of common stock at $12.00 per share, for a purchase price of $3,125,000, or $0.75 per warrant, that will also be worthless if we do not consummate our initial Business Combination. In addition, 551,471 founder shares (or 634,191 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 284,091 founder shares (or 326,705 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination and (2) the remaining 267,380 founder shares (or 307,487 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial Business Combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial Business Combination. We and our officers and directors have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our initial Business Combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our shares of common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one Business Combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering will provide us with approximately $72,750,000 (or approximately $83,381,250 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial Business Combination.

We may effectuate our initial Business Combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial Business Combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial Business Combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several Business Combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial Business Combination.

We may attempt to simultaneously consummate Business Combinations with multiple prospective targets, which may hinder our ability to consummate our initial Business Combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other Business Combinations, which may make it more difficult for us, and delay our ability, to complete the initial Business Combination. With multiple Business Combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial Business Combination with a private company about which little information is available, which may result in our initial Business Combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial Business Combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial Business Combination on the basis of limited information, which may result in our initial Business Combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial Business Combination.

We may structure our initial Business Combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such Business Combination if we will become the majority stockholder of the target or are not required to register as an investment company under the Investment Company Act. Even though we will own a majority interest in the target, our stockholders prior to the Business Combination may collectively own a minority interest in the post Business Combination company, depending on valuations ascribed to the target and us in the Business Combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate our initial Business Combination with which a substantial majority of our stockholders do not agree.

Since we have no specified percentage threshold for redemption contained in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would historically not be able to consummate an initial Business Combination if the holders of the company’s public shares voted against a proposed Business Combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete Business Combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with our initial Business Combination. As a result, we may be able to consummate our initial Business Combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial Business Combination and do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial Business Combination. In such case, we would not proceed with the redemption of our public shares and the related Business Combination, and instead may search for an alternate Business Combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally less than the purchase price of the units in the initial public offering. The exercise price for our public warrants is $12.00 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate our initial Business Combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We may seek to amend our certificate of incorporation or governing instruments in a manner that will make it easier for us to consummate our initial Business Combination that our stockholders may not support.

In order to effectuate our initial Business Combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of Business Combination, increased redemption thresholds and changed industry focus. We may seek to amend our charter or governing instruments in order to effectuate our initial Business Combination.

The provisions of our amended and restated certificate of incorporation relating to certain rights and obligations attaching to our common stock may be amended prior to the consummation of our initial Business Combination with the approval of the holders of 65% of our outstanding common stock, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the consummation of our initial Business Combination that a significant number of our stockholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-Business Combination activity, without approval by a certain percentage of the company’s stockholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that, prior to the consummation of our initial Business Combination, its provisions related to pre-Business Combination activity and the rights and obligations attaching to the common stock, may be amended if approved by holders of 65% of our issued and outstanding common stock. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to rights attaching to shares, including such rights related to pre-Business Combination activity, we will provide dissenting public stockholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our amended and restated certificate of incorporation. Other provisions of our amended and restated certificate of incorporation may be amended prior to the consummation of our initial Business Combination if approved by a majority of the votes of stockholders who being so entitled attend and vote at the general meeting or by resolution of the directors. Following the consummation of our initial Business Combination, the rights and obligations attaching to our common stock and other provisions of our amended and restated certificate of incorporation may be amended if approved by a majority of the votes of stockholders who being so entitled attend and vote at the general meeting or by resolution of the directors. Our sponsor, which will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming our sponsor does not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner our sponsor chooses. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-Business Combination behavior and the rights and obligations attaching to the common stock more easily that many blank check companies, and this may increase our ability to consummate our initial Business Combination with which you do not agree.

We may be unable to obtain additional financing to complete our initial Business Combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular Business Combination. If we are unable to complete our initial Business Combination, our public stockholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for our initial Business Combination, will be sufficient to allow us to consummate our initial Business Combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial Business Combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial Business Combination or the terms of negotiated transactions to purchase shares in connection with our initial Business Combination, we may be required to seek additional financing or to abandon the proposed Business Combination. Financing may not be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial Business Combination, we would be compelled to either restructure the transaction or abandon that particular initial Business Combination and seek an alternative target business candidate. If we are unable to complete our initial Business Combination, our public stockholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless. In addition, even if we do not need additional financing to consummate our initial Business Combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial Business Combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our sponsor will own 20% of our issued and outstanding common stock (assuming our sponsor does not purchase any units in this offering and is not required to forfeit any founder earn out shares, as described in this prospectus). Accordingly, our sponsor may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If our sponsor purchases any units in this offering or if we or our sponsor purchase any additional common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial Business Combination, in which case all of the current directors will continue in office until at least the consummation of the Business Combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial Business Combination.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business transaction.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Our sponsor paid an aggregate of $25,000, or approximately $0.01 per founder share (assuming no exercise of the over-allotment option) and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 80.3% or $8.03 per share (the difference between the pro forma net tangible book value per share of $1.97 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Transfer & Stock Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (1) to exercise your warrants and pay the exercise price therefore at a time when it may be disadvantageous for you to do so, (2) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsor warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees.

Our warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate our initial Business Combination.

We will be issuing warrants to purchase 7,500,000 shares of common stock (or up to 8,625,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 4,166,667 sponsor warrants, each exercisable to purchase one share of common stock at $12.00 per share. In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors makes any working capital loans, it may convert up to $500,000 of those loans into additional sponsor warrants at $0.75 per warrant, upon the sole discretion of the lender. To the extent we issue shares of common stock to effectuate our initial Business Combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the common stock issued to complete the Business Combination. Therefore, our warrants may make it more difficult to effectuate our initial Business Combination or increase the cost of acquiring the target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential Business Combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial Business Combination with some prospective target businesses.

The United States federal proxy rules require that a proxy statement with respect to a vote on a Business Combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial Business Combination within our 24 month time frame.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We have applied to register our securities, or will rely on an exemption from registration, to offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Wisconsin, and Wyoming. In the states where we have applied to have the units registered for sale, we will not sell the units to retail customers in these states unless and until such registration is effective. Investors in South Carolina must qualify as “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and modified by Section 413 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in this offering. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, states are pre-empted from regulating transactions in certain categories of securities that are designated as “covered securities.” Since we will file periodic and annual reports under the Securities Exchange Act of 1934, our securities will be considered covered securities. Therefore, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” below.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial Business Combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending March 31, 2013. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete our initial Business Combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Our certificate of incorporation permits our board of directors by resolution to amend our certificate of incorporation, including to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our certificate of incorporation permits our board of directors by resolution to amend our certificate of incorporation including to designate rights, preferences, designations and limitations attaching to our preferred stock as they determine in their discretion, without stockholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of our preferred stock would be set by our board of directors and could operate to the disadvantage of the outstanding common stock the holders of which would not have any pre-emption rights in respect of such an issue of preferred stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We may issue some or all of such preferred stock in connection with our initial Business Combination. Notwithstanding the foregoing, any such issuance will not affect the redemption or liquidation rights of our common stockholders.

There may be tax consequences to our Business Combination that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such Business Combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we effect our initial Business Combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial Business Combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future Business Combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial Business Combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial Business Combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following our initial Business Combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the Business Combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial Business Combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economy in many foreign countries differs from the economies of most developed countries in many respects. Economic growth in many of these countries has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future any such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial Business Combination and if we effect our initial Business Combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial Business Combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial Business Combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements after the consummation of our initial Business Combination. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in many foreign countries are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial Business Combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial Business Combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial Business Combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial Business Combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 27. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 7,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account) will be used as set forth in the following table.1

1  Rothstein – please insert numbers in this Section.

	Without Over-Allotment Option	With Over-Allotment Option
Gross Proceeds
Gross Proceeds from units offered to public(1)	75,000,000	86,250,000
Gross proceeds from sponsor warrants offered in private placement	3,125,000	3,125,000
Total gross proceeds	78,125,000	89,375,000
Offering expenses(2)
Underwriting commissions (2.5% of gross proceeds from units offered to public, excluding deferred portion)(3)	1,875,000	2,156,250
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	45,000	45,000
Accounting fees and expenses	45,000	45,000
Blue sky filing fees	40,000	40,000
SEC Fees	9,884	9,884
FINRA Fees	9,125	9,125
Roadshow expenses	50,000	50,000
Miscellaneous	175,991	175,991
Total Offering Expenses (other than underwriting commissions)	625,000	625,000
Proceeds after Offering Expenses	75,625,000	86,593,750
Held in Trust Account	75,000,000	85,968,750
% of public offering price	100.0%	99.7%
Not held in Trust	625,000	625,000

The following table shows the use of the $625,000 of net proceeds not held in the trust account and all of the interest earned on our trust account that may be released to us to cover operating expenses, currently anticipated to be approximately $150,000. (4)

Use of Net Proceeds not Held in Trust		Percentage
Legal, accounting, due diligence, travel, and other expenses in connection with any Business Combination	$210,000	27.1%
Legal and accounting fees related to regulatory reporting obligations	150,000	19.3%
Payment for office space, administrative and support services	240,000	31.0%
Directors’ and officers’ insurance	100,000	12.9%
Working capital to cover miscellaneous expenses	75,000	9.7%
Total	$775,000	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our consummation of our initial Business Combination.

(2)
A portion of the offering expenses have been paid from the proceeds of a $100,000 loan from ROIC Acquisition Holdings LP, our sponsor, as described in this prospectus. This loan will be repaid upon consummation of this offering out of the $625,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)
The underwriters have agreed to defer $2,250,000 of their underwriting commissions (or $2,587,500 if the underwriters’ over-allotment option is exercised in full), which equals 3% of the gross proceeds from the units offered to the public, until consummation of initial Business Combination. Upon consummation of our initial Business Combination, $2,250,000, which constitutes the underwriters’ deferred commissions (or $2,587,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us.

(4)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial Business Combination based upon the level of complexity of such Business Combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. Based on the current interest rate environment, we anticipate that approximately $150,000 will be available to us from interest income to be earned on the funds held in the trust account. The interest rate used to calculate the $150,000 of interest was calculated using an assumed semi-annual interest rate of approximately 0.05% on the trust account over 24 months.

A total of $75,000,000 (or $85,968,750 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in U.S. Treasuries.  Except for the interest income that may be released to us to fund our working capital requirements, as discussed below, and any amounts necessary to purchase up to 15% of our public shares if we seek stockholder approval of our Business Combination as will be permitted under the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the completion of our initial Business Combination within 24 months after the closing of this offering and (2) the redemption of 100% of our public shares prior to any voluntary winding-up in the event we do not complete a Business Combination within 24 months after the closing of this offering.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial Business Combination. If our initial Business Combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our Business Combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial Business Combination, to fund the purchase of other companies or for working capital. Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for our initial Business Combination, will be sufficient to allow us to consummate our initial Business Combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements, if any, for any particular transaction or the sources of such potential financing. Such financing may not be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent additional financing proves to be unavailable when needed to consummate our initial Business Combination, we would be compelled to either restructure the transaction or abandon that particular initial Business Combination and seek an alternative target business candidate.

We believe that amounts not held in trust, as well as the interest income that may be released to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial Business Combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than $150,000 as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

Commencing on the date that our securities are first quoted on the OTCBB, we have agreed to pay the Clinton Group, an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative services. This arrangement is being agreed to by the Clinton Group for our benefit and is not intended to provide our sponsor compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial Business Combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsor has advanced to us a total of $100,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of March 31, 2012 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the $625,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $500,000 of such loans may be converted into warrants of the post Business Combination entity at a price of $0.75 per warrant at the option of the lender, upon the sole discretion of the lender. The terms of such warrants would otherwise be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Unlike many blank check companies, if we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, prior to the consummation of our initial Business Combination, the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account of amounts necessary to purchase up to 15% of the shares sold in this offering (1,125,000 shares, or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial Business Combination and ending on the business day immediately preceding the record date for the vote to be held to approve our initial Business Combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 1,125,000 shares (or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed Business Combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial Business Combination and exercising redemption rights for the full per share amount held in the trust account. Such trading activity could enable such investors to block our initial Business Combination by making it difficult for us to obtain the approval of such Business Combination by the vote of a majority of our outstanding common stock.

If we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial Business Combination with proceeds released to us from the trust account immediately following consummation of the initial Business Combination. Our directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial Business Combination. Although we do not currently anticipate paying any premium purchase price (over the trust value) for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial Business Combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders may experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial Business Combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial Business Combination. In such case, we would not proceed with the redemption of our public shares or the Business Combination, and instead may search for an alternate Business Combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) our consummation of our initial Business Combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein or (2) the redemption of our public shares if we are unable to consummate our initial Business Combination within 24 months following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed Business Combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial Business Combination. In addition, our sponsor has agreed to waive its right to liquidating distributions with respect to its founder shares if we fail to consummate our initial Business Combination within 24 months after the closing of this offering. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial Business Combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial Business Combination. The payment of any cash dividends subsequent to our initial Business Combination will be within the discretion of our board of directors at such time and subject to the DGCL. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s ownership at 20.0% of the issued and outstanding common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial Business Combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants, which would cause the actual dilution to our public stockholders to be higher, particularly where a cashless exercise is utilized. In addition, such calculation does not reflect any dilution associated with purchases we may make prior to the consummation of our initial Business Combination of up to 15% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of common stock.

At October 6, 2011, our net tangible book value was a deficiency of ($30,000), or approximately ($.02) per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering in this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at October 6, 2011 would have been $5,000,010 or $1.97 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 6,838,999 or 91% shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) value of $8.05 per share to our sponsor as of the date of this prospectus and an immediate dilution of $8.03 per share or 80.3% to our public stockholders not exercising their redemption rights.

The following table illustrates the dilution to our public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(.02)
Increase attributable to public stockholders	$8.05
Decrease attributable to public shares subject to redemption	$(10.00)
Pro forma net tangible book value after this offering		$1.97
Dilution to new investors		$8.03

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $68,389,990 to adjust for the right of holders of our public shares to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest less taxes payable), divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to our sponsor and our public stockholders:

	Total shares(1)		Total consideration		Average price
	Number	Percentage	Amount	%	per share(1)
Sponsor	1,875,000	20.00%	$25,000	0.03%	$0.0133
Public Stockholders	7,500,000	80.00%	$75,000,000	99.97%	$10.000
Total	9,375,000	100.00%	$75,025,000	100.00%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(30,000)
Net proceeds from this offering and sale of sponsor warrants	75,625,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	45,000
Less: deferred underwriter’s commissions payable	(2,250,000)
Less: amount of shares of common stock subject to redemption to maintain net tangible assets of $5,000,001	(68,389,990)
$5,000,010
Denominator
Common stock outstanding prior to this offering(1)	1,875,000
Common stock included in the units offered	7,500,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(6,838,999)
2,536,001

(1)	Assumes that the underwriters’ over-allotment option has not been exercised and 281,250 shares have been forfeited by our sponsor.

CAPITALIZATION

The following table sets forth our capitalization at October 6, 2011 and as adjusted to give effect to the filing of our certificate of incorporation, the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	October 6, 2011
	Actual	As Adjusted
Deferred underwriting commissions		2,250,000
Notes payable to affiliate(2)	100,000
Common stock, subject to redemption(3)		68,389,990
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 1,875,000 shares issued and outstanding; 9,375,000 shares issued and outstanding, as adjusted(4)	216	938
Additional paid-in capital	24,784	5,009,072
Deficit accumulated during the development stage	(10,000)	(10,000)
Total stockholder’s equity	15,000	5,000,010
Total capitalization	115,000	75,640,000

(1)	Includes the $3,125,000 we will receive from the sale of the sponsor warrants.

(2)
Note payable to affiliate is a promissory note issued in the amount of $100,000 in the aggregate to ROIC Acquisition Holdings LP, our sponsor. The note is non-interest bearing and is payable on the earlier of March 31, 2012 and the closing of this offering.

(3)
Upon the consummation of our initial Business Combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of franchise and income taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including but not limited to cash requirements) created by the terms of the proposed Business Combination.

(4)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 founder shares held by our sponsor has been forfeited, but no forfeiture of the founder earn out shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware company formed for the purpose of, directly or indirectly, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar Business Combination with one or more businesses or assets. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our initial Business Combination. We intend to effectuate our initial Business Combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in our initial Business Combination:

•	may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;

•
may subordinate the rights of holders of common stock if the rights, preferences, designations and limitations attaching to our preferred stock created by amendment of our amended and restated certificate of incorporation by resolution of our board of directors and preferred shares are issued with rights senior to those afforded our common stock;

•
could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights or a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial Business Combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at October 6, 2011, we had $125,000 in cash and deferred offering costs of $45,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial Business Combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial Business Combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and a loan from our sponsor in the amount of $100,000. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of $625,000, but including deferred underwriting commissions of $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full), and (2) the sale of the sponsor warrants for a purchase price of $3,125,000, will be $75,625,000 (or $86,593,750 if the underwriters’ over-allotment option is exercised in full). Approximately $75,000,000 (or $85,968,750 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account at the closing of this offering, which includes $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining $625,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $625,000, we may fund such excess with funds from the $625,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $625,000, the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of franchise and income taxes payable and deferred underwriting commissions) to consummate our initial Business Combination. We may use interest earned on the trust account to pay taxes. To the extent that our shares or debt are used, in whole or in part, as consideration to consummate our initial Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial Business Combination, we will have available to us the $625,000 of proceeds held outside the trust account and all of the interest income on the balance of the trust account that will be released to us to fund our working capital requirements. Based on the current interest rate environment, we believe the proceeds placed in the trust account will produce $150,000 in interest income over our up to 24 month existence. Should this amount be insufficient, our sponsor or an affiliate of our sponsor may fund our additional working capital requirements or finance transaction costs, as necessary; however, such parties are under no obligation to do so. We will use these funds, including any loans from our sponsor or an affiliate of our sponsor, to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate our initial Business Combination. If the underwriters exercise their over-allotment option or the size of this offering is increased, the maximum amount of interest income available to be withdrawn from the trust account will proportionately increase. In addition, if the size of this offering is decreased, the maximum amount of interest income available to be withdrawn from the trust account will proportionately decrease.

As stated above, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant, upon the sole discretion of the lender. The terms of such warrants would otherwise be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Assuming that $150,000 in interest income is available, we expect our primary liquidity requirements during that period to include approximately $210,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful Business Combinations; $10,000 per month for up to 24 months for office space, utilities, and secretarial and administrative services payable to the Clinton Group; $150,000 for legal and accounting fees related to regulatory reporting requirements; $100,000 for directors’ and officers’ insurance; and approximately $75,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed Business Combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific Business Combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of undertaking in-depth due diligence and negotiating our initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than $150,000 as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to consummate our initial Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial Business Combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending March 31, 2013. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial Business Combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial Business Combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in U.S. Treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On October 6, 2011, our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share (of which 281,250 shares are subject to forfeiture to the extent the over-allotment option is not exercised).

As of the date of this prospectus, our sponsor has advanced on our behalf a total of $100,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of March 31, 2012 and the closing of this offering. This loan will be repaid upon the closing of this offering out of the $625,000 of offering proceeds that has been allocated for the payment of offering expenses. We are also obligated, on the date that our securities are first quoted on the OTCBB, to begin paying the Clinton Group a monthly fee of $10,000 for office space, utilities and secretarial and administrative services.

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant upon the sole discretion of the lender. The terms of such warrants would otherwise be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor has committed to purchase an aggregate of 4,166,667 sponsor warrants at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of common stock at $12.00 per share. Our sponsor will be permitted to transfer the sponsor warrants held by it to our officers and directors, and other persons or entities affiliated with our sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by our sponsor until 30 days after the completion of our initial Business Combination. The sponsor warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees. The sponsor warrants also may be exercised by our sponsor or its permitted transferees for cash or on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our sponsor and holders of the sponsor warrants on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These stockholders are entitled under the registration rights agreement to make up to three demands, excluding short form registration demands, that we register certain of our securities held by them for sale under the Securities Act. In addition, these stockholders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (A) in the case of the founder shares, upon the earlier of (1) one year after the completion of our initial Business Combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property and (B) in the case of the sponsor warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial Business Combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of October 6, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company incorporated in 2011 as a Delaware company and formed for the purpose of, directly or indirectly, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar Business Combination with one or more businesses or assets. While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on industries or sectors that complement our management team’s background, and to capitalize on the ability of our management team to identify, acquire and operate a business in the consumer sector, and in particular the restaurant industry in the United States or globally. We have not established specific criteria that would trigger our consideration of businesses based entirely outside of the United States or outside of any of the sectors mentioned below. We also may focus on other geographic regions or industries if we believe that those regions or industries are better able to provide attractive financial returns to our investors. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our initial Business Combination.

Business Strategy

We will seek to capitalize on the significant strength of our management team. Our officers and directors have spent the majority of their careers managing, advising, acquiring, financing and otherwise investing in companies in a variety of industries and locations around the world, including in all aspects of mergers and acquisitions, including sourcing; business, financial, legal and accounting analysis; negotiations and structuring; execution and operations. Our management has analyzed the business opportunities present in the consumer sector, and the restaurant industry in particular, and have an experienced team of local professionals and other contacts in this industry. We believe our management’s various contacts and sources, ranging from private and public company contacts, private equity groups and investment bankers to attorneys, accountants and business brokers, and former government officials, including former executives of national companies, will allow us to generate attractive acquisition opportunities.

Our management team will focus on creating stockholder value by leveraging its experience in the management, operation and finance of businesses to improve the efficiency of operations and implement strategies to grow revenue (either organically or through acquisitions). We intend to create an integrated, global company in the consumer sector, and in particular the restaurant industry.  Our business strategy is to acquire one or more successful brands, such as one or more restaurant companies, and to expand domestically and internationally.

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial Business Combination with a target business that does not meet these criteria and guidelines.

•
Middle-Market Business.  We will seek to acquire one or more businesses with an enterprise value of approximately $150,000,000 to $400,000,000, determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies. We believe that the middle market segment provides the greatest number of opportunities for investment and is the market consistent with our previous investment history. This segment is where we believe we have the strongest network to identify opportunities and proven track record of investment.

•
Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results and strong fundamentals. We do not intend to acquire start-up companies or companies with recurring negative free cash flow.

•
Companies with, or with the Potential for, Strong Free Cash Flow Generation.  We will seek to acquire one or more businesses that already have, or have the potential to generate, strong, stable and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams.

•
Strong Competitive Position.  We intend to focus on targets that have a leading, growing or niche market position in their respective sectors. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire a business that demonstrates advantages when compared to their competitors, which may help to protect their market position and profitability.

•
Experienced Management Team.  We will seek to acquire one or more businesses with a strong, experienced management team that provides a platform for us to further develop the acquired business’ management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team will complement their own capabilities.

•
Business with Revenue and Earnings Growth or Potential for Revenue and Earnings Growth.  We will seek to acquire one or more businesses that have achieved or have the potential for significant revenue and earnings growth through a combination of organic growth, new unit expansion, brand and new product development, increased production capacity, expense reduction, synergistic follow-on acquisitions and increased operating leverage.

•
Benefit from Being a Public Company. We intend to acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial Business Combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial Business Combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial Business Combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our management team has a broad range of operational experience across a variety of sectors, including the consumer sector, and the restaurant industry in particular. The Clinton Group currently has or has in the past had control or significant minority investments in this sector. Members of our management team affiliated with Clinton Group, and in some cases their predecessor entities, have played active roles in analyzing, monitoring and managing those investments. Thomas J. Baldwin, our Chairman and Chief Executive Officer, has held or holds executive or board positions in companies in the restaurant industry. Several members of our management team also have international management and operating experience in these sectors, as more fully described in the Management Section.

Over the course of their careers, the members of our management team have developed a broad international network of contacts and corporate relationships that we believe will serve as a useful source of investment opportunities. This network has been developed through our management team’s:

•	experience in sourcing, acquiring, operating, developing/growing, financing and selling businesses;

•	reputation for integrity and fair dealing with sellers, capital providers and target management teams;

•	significant experience as advisors on transactions;

•	experience in executing transactions under varying economic and financial market conditions; and

•	experience in operating in developing environments around the world.

This network has provided our management team with a flow of referrals that have resulted in numerous transactions. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises.

Certain members of our management team have spent significant portions of their careers working with businesses in the consumer sector, and the restaurant industry in particular, and have developed a wide network of professional services contacts and business relationships in that sector.  In addition, our management has experience acquiring and growing regional restaurant chains into national chains with an international presence and securing franchise partnerships domestically and internationally.  The members of our board of directors also have significant executive leadership in the restaurant industry, as investors, operators and franchisors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

We are not prohibited from pursuing an initial Business Combination with a company that is affiliated with the Clinton Group or our sponsor, officers or directors. In the event we seek to complete our initial Business Combination with a company that is affiliated with the Clinton Group or our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that our initial Business Combination is fair to our stockholders from a financial point of view.

Each of our officers or directors (other than our independent directors) presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a Business Combination opportunity to such entity.  However, each of our officers and directors (other than our independent directors) has agreed, pursuant to a written agreement with us, that until the earliest of our initial Business Combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business transaction opportunities.  In the event that we and such officer or director mutually agree that it is in our best interests and the best interests of our stockholders not pursue such opportunity, such officer or director may then present the opportunity to other entities.  Certain members of our management team also have fiduciary obligations to private equity funds managed by the Clinton Group. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from these affiliations, the Clinton Group private equity funds have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business in the restaurant sector. Pursuant to this right of first refusal, we will be entitled to pursue any such potential transaction opportunity in the restaurant sector unless and until a majority of our directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial Business Combination and (2) 24 months from the date of this prospectus. Furthermore, we have agreed that any target company with respect to which any of the Clinton Group private equity funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such fund declines to pursue an investment in such company.

Our officers have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial Business Combination or we have failed to complete our initial Business Combination within 24 months after the closing of this offering.

Competitive Strengths

We believe our specific competitive strengths to be the following:

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Financial and investment experience.  Our officers and directors have significant portfolio management, due diligence, financial structuring and transaction experience which they can employ to identify and acquire a target business in the consumer sector, and in particular the restaurant industry.  Our experience with sourcing, conducting due diligence on, structuring, negotiating, closing and financing transactions spans both the public and private markets.

•
Management operating experience.  Our executive officers and directors have spent the majority of their careers advising, acquiring, financing, managing and selling private and public companies in a variety of industries, and in particular the restaurant industry. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience.

•
Status as a public company.  We believe our structure will make us an attractive Business Combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other Business Combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the seller. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts, as well as listing on a stock exchange, that may not be present to the same extent in connection with a Business Combination with us.

Furthermore, once a proposed Business Combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

•
Financial position.  With funds available for our initial Business Combination initially in the amount of $73,375,000 after payment of $625,000 in offering expenses and $4,125,000 in underwriting fees, including $2,250,000 of deferred underwriting fees (or $84,006,250 after payment of $625,000 in offering expenses and $4,743,750 in underwriting fees, including $2,587,500 of deferred underwriting fees, if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt. Because we are able to consummate our initial Business Combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and it may not be available to us.

Effecting our initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial Business Combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our shares, debt or a combination of these as the consideration to be paid in our initial Business Combination.

If our initial Business Combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our Business Combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial Business Combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our initial Business Combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial Business Combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Because, unlike many blank check companies, we do not have the limitation that a target business have a minimum fair market value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial Business Combination, our management will have significant flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial Business Combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial Business Combination, and we may effectuate our initial Business Combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our Business Combination. In the case of an initial Business Combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the Business Combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial Business Combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity groups, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources also may introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, also may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid by us or any target business any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial Business Combination (regardless of the type or structure of the transaction). Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial Business Combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial Business Combination with a company that is affiliated with the Clinton Group or our sponsor, officers or directors. In the event we seek to complete our initial Business Combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial Business Combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of our initial Business Combination

Because, unlike many blank check companies, we do not have the limitation that a target business have a minimum fair market value equal to a specified percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial Business Combination, our management will have significant flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial Business Combination with another blank check company or a similar company with nominal operations. In any case, we will only consummate an initial Business Combination in which we become the majority stockholder of the target or are not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial Business Combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.  Even if we conduct thorough due diligence on a target business, our diligence process may not uncover all material issues that may be present inside a particular target business, and factors outside of the target business and outside of our control may later have an adverse effect on the target business.

The time required to select and evaluate a target business and to structure and complete our initial Business Combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a Business Combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another Business Combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial Business Combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial Business Combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete Business Combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial Business Combination with only a single entity, our lack of diversification may:

•
subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial Business Combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial Business Combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial Business Combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial Business Combination.

Following our initial Business Combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve our initial Business Combination

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial Business Combination as not all Business Combinations require stockholder approval under applicable state law.

However, we will seek stockholder approval, if it is required by law, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial Business Combinations we may consider and whether we expect stockholder approval would be required under the DGCL for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, prior to the consummation of our initial Business Combination, the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (1,125,000 shares, or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial Business Combination and ending on the business day immediately preceding the record date for the vote to be held to approve our initial Business Combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 1,125,000 shares (or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed Business Combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial Business Combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block our initial Business Combination by making it difficult for us to obtain the approval of such Business Combination by the vote of a majority of our outstanding common stock that is voted.

In addition, in the event we seek stockholder approval of our Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares effective as of the consummation of the Business Combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor has indicated that if we structure our initial Business Combination to require a stockholder vote, it may, in its sole discretion, purchase up to $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) in the open market.  Our directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial Business Combination. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the Business Combination or (2), where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial Business Combination that may not otherwise have been possible.

As a consequence of any such purchases by us:

•	the funds in our trust account that are so used will not be available to us after the Business Combination;

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the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;

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because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and taxes payable (as well as, in the case of purchases which occur prior to the consummation of our initial Business Combination, up to $50,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial Business Combination within 24 months after the closing of this offering). That is, if we seek stockholder approval of our initial Business Combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the Business Combination will bear the economic burden of the deferred commissions and taxes payable because such amounts will be payable by us; and

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the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

Our sponsor, officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial Business Combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed Business Combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public stockholders upon consummation of our initial Business Combination

We will provide our stockholders with the opportunity to redeem their shares upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of franchise and income taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full. Our sponsor has agreed to waive its redemption rights with respect to its founder shares and any public shares they may hold in connection with the consummation of our initial Business Combination. In addition, our officers and directors have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial Business Combination.  Further, our sponsor has agreed to waive its right to receive liquidating distributions if we fail to consummate our initial Business Combination within the requisite time period. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial Business Combination within the required time period.

Manner of Conducting Redemptions

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial Business Combinations and provide for related redemptions of public shares for cash upon consummation of such initial Business Combinations even if not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to consummating our initial Business Combination which will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial Business Combination until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

In connection with the successful consummation of our Business Combination, we may redeem pursuant to a tender offer up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial Business Combination. For example, the proposed Business Combination may require: (1) cash consideration to be paid to the target or members of its management team, (2) cash to be transferred to the target for working capital or other general corporate purposes or (3) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed Business Combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not consummate the Business Combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential Business Combination), the chance that the holders of our common stock electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial Business Combination, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with any such tender offer.

If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial Business Combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon consummation of the initial Business Combination.

If we seek stockholder approval, we will consummate our initial Business Combination only if a majority of the outstanding common stock voted is voted in favor of the Business Combination. In such case, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial Business Combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial Business Combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial Business Combination.

Many blank check companies would historically not be able to consummate an initial Business Combination if the holders of the company’s public shares voted against a proposed Business Combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete Business Combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with our initial Business Combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial Business Combination. In such case, we would not proceed with the redemption of our public shares and the related Business Combination, and instead may search for an alternate Business Combination.

Open market or private placement purchases of securities by our sponsor

Our sponsor has indicated that if we structure our initial Business Combination to require a stockholder vote, it may, in its sole discretion, purchase up to $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) in the open market commencing two business days after we file a preliminary proxy statement relating to our initial Business Combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial Business Combination is to be voted on.  These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act, and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit purchases under certain circumstances.  The price per share at which such purchases will be made will not exceed the per-share amount held in the trust account (net of franchise and income taxes payable) as reported in the preliminary proxy statement. These purchases will be made until the earlier of the expiration of the buyback period or until the purchases reach the maximum set by our sponsor, not to exceed $15,000,000 (or $17,250,000 if the underwriters’ over-allotment option is exercised in full). Our sponsor will not have any discretion or influence over these purchases, other than the initial determination of the maximum amount to be purchased. Our sponsor has agreed to vote any shares of common stock purchased in the open market in favor of our initial Business Combination. Our sponsor will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market in the event we do not consummate an initial Business Combination. In the event our sponsor does not purchase the full $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) through open market purchases, our sponsor has the option, in its sole discretion, to purchase from us units identical to the units offered hereby in a private placement at a purchase price of $10.00 per unit until our sponsor has purchased up to an aggregate of $15,000,000 of our securities (or $17,250,000 of our securities if the underwriters’ over-allotment option is exercised in full) pursuant to the open market purchases described above and the private placement.

We and our sponsor have agreed that if, instead of a stockholder vote, we conduct redemptions under the tender offer rules in connection with our initial Business Combination, then our sponsor will jointly conduct this tender offer with us and will have the option, in its sole discretion, to acquire up to $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) tendered in the tender offer.  In the event our sponsor acquires less than $15,000,000 of our shares of common stock (or $17,250,000 of our shares of common stock if the underwriters’ over-allotment option is exercised in full) pursuant to the tender offer, our sponsor has the option, in its sole discretion, to purchase from us units identical to the units offered hereby in a private placement at a purchase price of $10.00 per unit until our sponsor has purchased up to an aggregate of $15,000,000 (or $17,250,000 if the underwriters’ over-allotment option is exercised in full) pursuant to both the tender offer and the private placement.

In either case, the definitive agreement relating to any such private placement, if consummated, will be entered into concurrently with the definitive agreement for our initial Business Combination, and the closing of the private placement purchase will occur immediately prior to the consummation of our initial Business Combination. No commissions, fees or other compensation will be payable in connection with any such private placement.

Limitation on redemption rights upon consummation of our initial Business Combination and voting rights if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering. We believe these restrictions will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights or vote against a proposed Business Combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights or voting rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem or vote no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate our initial Business Combination, particularly in connection with our initial Business Combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents or proxy materials mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the Business Combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial Business Combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the Business Combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and the broker will be responsible for determining whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their Business Combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on our initial Business Combination, and a holder could simply vote against a proposed Business Combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the Business Combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the Business Combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the consummation of the Business Combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial Business Combination.

If the initial Business Combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed Business Combination is not consummated, we may continue to try to consummate our initial Business Combination with a different target until 24 months after the closing of this offering.

Redemption of public shares and liquidation if no initial Business Combination

Our sponsor, officers and directors have agreed that we must complete our initial Business Combination within 24 months after the closing of this offering. We may not be able to find a suitable target business and consummate our initial Business Combination within such time period. If we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest, less taxes payable and up to $50,000 that may be released to us to pay dissolution expenses, pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public stockholders from the trust account shall be done automatically by function of our amended and restated certificate of incorporation and prior to any voluntary winding up, although at all times subject to the DGCL. We and our directors and officers have agreed not to propose any amendment to our amended and restated certificate of incorporation that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial Business Combination within 24 months after the closing of this offering.

The redemption will trigger automatic distribution procedures and any subsequent necessary action by us in the discretion of our directors, resulting in our voluntary liquidation and subsequent dissolution. We would be dissolved once the certificate of dissolution is filed with the Secretary of State of the State of Delaware.

We will instruct the trustee to distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata, to our public stockholders. Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial Business Combination within 24 months after the closing of this offering. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial Business Combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate our initial Business Combination within the 24 month time period. We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an amount of up to $50,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be $10.00 (or approximately $9.97 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. The actual per-share redemption amount received by stockholders may be less than $10.00, (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full).

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed our initial Business Combination by such date, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible, but not more than five business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial Business Combination within 24 months from the date of this prospectus may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial Business Combination within 24 months from the date of this prospectus is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a Business Combination within the prescribed time frame, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors or prospective target businesses.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, GEH Capital Inc., an affiliate of our sponsor, has agreed to indemnify us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, GEH Capital Inc. will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether GEH Capital Inc. has sufficient funds to satisfy its indemnity obligations and, therefore, GEH Capital Inc. may not be able to satisfy those obligations. However, we currently believe GEH Capital Inc. is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked GEH Capital Inc. to reserve for such eventuality. We believe the likelihood of GEH Capital Inc. having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) and GEH Capital Inc. asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against GEH Capital Inc. to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against GEH Capital Inc. to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that GEH Capital Inc. will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. GEH Capital Inc. will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $625,000 from the proceeds of this offering, and all of the interest income on the balance of the trust account with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). Based upon the current interest rate environment, we believe the proceeds placed in the trust account will produce approximately $150,000 in interest income over our up to 24 month term of the trust account; however, we can provide no assurance as to this amount. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $625,000, we may fund such excess with funds from the $625,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $625,000, the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

Our public stockholders will be entitled to receive funds from the trust account only in the event of a redemption of public stockholders prior to any winding up in the event we do not consummate our initial Business Combination or our liquidation or if they redeem their shares in connection with an initial Business Combination that we consummate. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial Business Combination, a stockholder’s voting in connection with the Business Combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our sponsor has waived its rights to participate in any liquidation distribution with respect to its founder shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account that will be released to us to fund our working capital requirements. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment of such expenses.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial Business Combination in the required time period, if the stockholders sell their shares to us prior to the consummation of our initial Business Combination or if the stockholders seek to have us convert or purchase their respective shares upon a Business Combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.00 per share (or $9.97 per share if the over-allotment option is exercised in full).

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial Business Combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-Business Combination activity, we will provide dissenting public stockholders with the opportunity to redeem their public shares in connection with any such vote. Our sponsor has agreed to waive any redemption rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•
prior to the consummation of our initial Business Combination, we shall either (1) seek stockholder approval of our initial Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of franchise and income taxes payable), or (2) provide our stockholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of franchise and income taxes payable), in each case subject to the limitations described herein;

•
we will consummate our initial Business Combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination;

•
if our initial Business Combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders; and

•
prior to our initial Business Combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on our initial Business Combination.

These provisions cannot be amended without the approval of 65% of our stockholders. In the event we seek stockholder approval in connection with our initial Business Combination, our amended and restated certificate of incorporation provides that we may consummate our initial Business Combination only if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting.

Comparison of redemption or purchase prices in connection with our initial Business Combination and if we fail to consummate our initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial Business Combination and if we are unable to consummate our initial Business Combination within 24 months after the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate our Initial Business Combination
Calculation of redemption price
Redemptions at the time of our initial Business Combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), including interest less taxes payable, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination.

If we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, prior to the consummation of our initial Business Combination, there can be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering. Such purchases would be at prices not to exceed the per-share amount then held in the trust account (which is initially anticipated to be $10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). In addition, if we seek stockholder approval of our initial Business Combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial Business Combination with proceeds released to us from the trust account immediately following consummation of the initial Business Combination. There is no limit to the prices that we or our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.

If we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), including interest less taxes payable and less up to $50,000 of such net interest to pay dissolution expenses, divided by the number of then outstanding public shares.

Impact to remaining stockholders
The redemptions in connection with our initial Business Combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and taxes payable.

If the permitted purchases described above are made at prices not exceeding the per-share amount then held in the trust account, these purchases will reduce the book value per share for our remaining stockholders following our initial Business Combination, who will bear the burden of the deferred underwriting commissions and taxes payable. If we make these purchases using funds released to us from the trust account following consummation of our initial Business Combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining stockholders will also experience a reduction in book value per share to the extent of such premiums.

The redemption of our public shares if we fail to consummate our initial Business Combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$75,000,000 of the net offering proceeds ($85,968,750 if the underwriters’ over-allotment option is exercised in full), which includes the $3,125,000 net proceeds from the sale of the sponsor warrants and $2,250,000 in deferred underwriting commissions ($2,587,500 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $75,000,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
$75,000,000 of the net offering proceeds ($85,968,750 if the underwriters’ over-allotment option is exercised in full), which includes the $3,125,000 net proceeds from the sale of the sponsor warrants and $3,500,000 in deferred underwriting commissions ($2,587,500 if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest solely in U.S. Treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (1) any franchise or income taxes paid or payable and (2) all accrued interest used for working capital purposes, and (3) in the event of our liquidation for failure to consummate our initial Business Combination within the allotted time, up to $50,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a Business Combination.

Limitation on fair value or net assets of target business	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a Business Combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial Business Combination and 12 months after the closing of this offering.
The warrants could be exercised prior to the completion of a Business Combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less taxes payable, upon the consummation of our initial Business Combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, offer to redeem our public shares pursuant to the tender offer rules of the SEC and the terms of the proposed Business Combination and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

A prospectus containing information pertaining to the Business Combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline
If we are unable to complete our initial Business Combination by, 2013, 24 months after the closing of this offering, we will, as promptly as possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest, net of franchise and income taxes payable  (less up to $50,000 of the interest which may be released to us to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public stockholders from the trust account shall be done automatically by function of our amended and restated certificate of incorporation and prior to any voluntary winding up.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds
Except for the interest income earned on the trust account released to us to pay any taxes on such interest and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we seek stockholder approval of our initial Business Combination as will be permitted under the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the consummation of our initial Business Combination within 24 months after the closing of this offering and (2) a redemption of public stockholders prior to any voluntary winding-up in the event we do not consummate our initial Business Combination within such 24 month period.

The proceeds held in the escrow account are not released until the earlier of the completion of a Business Combination and the failure to effect our initial Business Combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our amended and restated certificate of incorporation other than “— Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a stockholder vote
We will provide our stockholders with the opportunity to redeem their common stock upon the consummation of our initial Business Combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a stockholder vote to approve our initial Business Combination, unless stockholder approval is required by law or we decide to seek stockholder approval for business or other legal reasons.

Many blank check companies are required to file a proxy statement with the SEC and hold a stockholder vote to approve their initial Business Combination regardless of whether such a vote is required by law. These blank check companies may not consummate our initial Business Combination if the majority of the company’s public shares voted are voted against a proposed Business Combination.

Our ability to consummate our initial Business Combination without conducting a stockholder vote in the event that a stockholder vote is not required by law may increase the likelihood that we will be able to complete our initial Business Combination and decrease the ability of public stockholders to affect whether or not a particular Business Combination is completed.

Required stockholder vote if we hold a stockholder vote
If we seek stockholder approval in conjunction with the consummation of our initial Business Combination, a majority of all shares voted that are entitled to vote are required to approve the Business Combination.
Many blank check companies require that majority of the public shares that are voted and entitled to vote approve the Business Combination.
Our ability to consummate our initial Business Combination by allowing all of our stockholders to vote in connection with our Business Combination will increase the likelihood that we will be able to complete our initial Business Combination.

Requirement to vote against a Business Combination in order to redeem
If we seek stockholder approval in conjunction with the consummation of our initial Business Combination, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Many blank check companies require public stockholders to vote against the proposed Business Combination in order to redeem their shares.
The ability of our public stockholders to vote in favor of a Business Combination and redeem their shares may increase the likelihood that we will be able to complete our initial Business Combination and decrease the ability of public stockholders to affect whether or not a particular Business Combination is completed.

Limited Redemption and Voting Rights of 10% Public Stockholders
If we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering, and all “Excess Shares” will not be redeemed for cash.
Many blank check companies limit the redemption rights of 10% public stockholders but do not limit the voting rights of such public stockholders.
We believe these restrictions will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem or vote their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Redemption threshold
We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial Business Combination. In such case, we would not proceed with the redemption of our public shares and the related Business Combination, and instead may search for an alternate Business Combination.

Many blank check companies are not permitted to consummate our initial Business Combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or convert their shares in connection with the stockholder vote.
The absence of a redemption threshold in our offering will make it easier for us to consummate our initial Business Combination even if a substantial majority of our stockholders do not agree.
Accelerated deadline to complete Business Combination	We will only have 24 months to complete our initial Business Combination.	Many blank check companies have between 24 and 36 months to complete their initial Business Combinations.
The 24 month deadline for us to complete our initial Business Combination may decrease the likelihood that we will be able to complete our initial Business Combination compared to many blank check companies but should not impact the ability of our public stockholders to affect whether or not a particular Business Combination is completed.

Permitted purchases of shares by us prior to the consummation of our initial Business Combination using amounts held in the trust account
If we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, prior to the consummation of our initial Business Combination, there could be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering commencing two business days after the filing of a preliminary proxy statement for our initial Business Combination and ending on the business day immediately preceding the record date for the vote to be held to approve our initial Business Combination.
Many blank check companies are prohibited from utilizing funds from the trust account to purchase shares from public stockholders prior to the consummation of their initial Business Combination.
Our ability to purchase shares prior to the consummation of our initial Business Combination using amounts held in the trust account may increase the likelihood that we will be able to complete our initial Business Combination and decrease the ability of public stockholders to affect whether or not a particular Business Combination is completed.

Minimum fair market value of target	We may enter into our initial Business Combination with a target regardless of its fair market value so long as we acquire a majority interest in the target.
Many blank check companies are required to consummate their initial Business Combination with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a Business Combination.

The absence of a minimum fair market value requirement in our offering may increase the likelihood that we will be able to complete our initial Business Combination but should not impact the ability of our public stockholders to affect whether or not a particular Business Combination is completed.

Warrant terms
The warrants issued in this offering (1) have an exercise price that is above the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (2) do not expire until five years after the closing of our initial Business Combination or earlier upon redemption or liquidation, (3) require the consent of holders of 65% of the public warrants to amend their terms and (4) may be exercised on a cashless basis if an exemption is available, if a registration statement covering the common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial Business Combination, and until such time as there is an effective registration statement (subject to compliance with state blue sky laws).

The warrants issued in many blank check offerings (1) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (2) expire five years after the closing of the company’s initial public offering or earlier upon redemption or liquidation, (3) only require the consent of holders of a majority of the such warrants to amend their terms and (4) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial Business Combination (subject to compliance with state blue sky laws).

The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial Business Combination to the extent that potential targets view the fact that the exercise price is above the initial public offering price of our units favorably but should not impact the ability of our public stockholders to affect whether or not a particular Business Combination is completed.

Competition

In identifying, evaluating and selecting a target business for our initial Business Combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting Business Combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial Business Combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating our initial Business Combination.

Facilities

We currently maintain our executive offices at 9 West 57th Street, New York, New York 10019. The cost for this space is included in the $10,000 per month fee that we pay the Clinton Group for office space, utilities and secretarial and administrative services. We believe, based on rents and fees for similar services in the New York area that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have five executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial Business Combination. The amount of time that Mr. Baldwin or any other members of our management will devote in any time period will vary based on whether a target business has been selected for our initial Business Combination and the current stage of the Business Combination process. We do not intend to have more than three full time employees prior to the consummation of our initial Business Combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business transaction.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. A particular target business identified by us as a potential acquisition candidate may not have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending March 31, 2013 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and director nominees are as follows:

Name	Age	Position
Thomas J. Baldwin	56	Chairman of the Board and Chief Executive Officer
Joseph A. De Perio	33	Vice Chairman of the Board and President
George E. Hall	51	Chief Investment Officer and Director
Daniel A. Strauss	27	Vice President of Acquisitions and Director
Francis A. Ruchalski	47	Chief Financial Officer
Jamal Mashburn	38	Director Nominee
Ronald D. McCray	54	Director Nominee
Joseph Stein	51	Director Nominee
David L. Burke	49	Director Nominee

Thomas J. Baldwin has been our Chairman of the Board and Chief Executive Officer since inception.  Mr. Baldwin is a private investor and a past Chairman of the Board, CEO and business leader in the restaurant industry.  Most recently, Mr. Baldwin was the Chairman of the Board, Chief Executive Officer and President of Morton’s Restaurant Group, Inc., positions he held from 2005 until February 2010.  Mr. Baldwin, formerly the company's executive vice president and chief financial officer, was instrumental in key parts of Morton’s history.  Mr. Baldwin joined Morton's in 1989 as vice president, finance and chief financial officer as part of an LBO with Castle Harlan, a private equity firm.  He oversaw the company’s IPO in 1992.  He was later promoted to senior vice president, finance and in 1997 was named executive vice president.  He was first elected to the board of directors in 1998.  The management team and Castle Harlan took the company private in July 2002 after defeating a hostile takeover attempt and proxy challenge.  Mr. Baldwin, as CEO, led the subsequent IPO on the NYSE in February 2006.  Earlier in his career, he served as a vice president for strategic planning at Citigroup and held a number of executive positions with Kraft (General) Foods.  Mr. Baldwin currently serves on the Board of Directors of Wood Fired Holding Corp., the parent company of Firebirds Wood Fired Grill Restaurants, and serves on the Board of Advisors of Lone Star Steakhouse & Saloon, Inc. and Home Run Inn Pizza Corp.  Mr Baldwin has been an advisor or member of Boards of Directors for numerous restaurant companies, including Bravo and Brio Italian Restaurant Group, Inc. Caribbean Restaurants, Inc., and McCormick and Schmick’s Seafood Restaurants, Inc.  He is a past chairman and long-time board member of the March of Dimes, Connecticut Division.

Joseph A. De Perio has been our Vice Chairman of the Board and President since inception.  Mr. De Perio is a senior member of the portfolio management team of Clinton Group, Inc.  Mr. De Perio is involved in all aspects of portfolio management for public equity and private equity strategies at Clinton Group, including trading, structuring and research. Prior to joining Clinton Group, he was a Senior Analyst at Millennium Management executing a long/short public equity strategy.  Prior to his work in hedge funds, he was an associate at Trimaran Capital Partners, a middle-market private equity investment fund.  He originated, executed and monitored leveraged buyout and growth equity investments in the technology and consumer industries.  Mr. De Perio was also an Associate in the Mergers and Acquisitions department of CIBC Oppenheimer.

Mr. De Perio currently serves on the board of directors of Overland Storage, Inc., a provider of data protection appliances and solutions for small to midsized businesses and distributed enterprises, and Viking Systems, Inc., a provider of integrated visualization and operation systems for surgical procedures.  Mr. De Perio’s restaurant investment experience includes equity investments in Morton’s Restaurant Group, Inc. California Pizza Kitchen, Inc., Carrols Restaurant Group, Inc., Red Robin Gourmet Burgers, Inc., O’Charley’s Inc. and McCormick & Schmick’s Seafood Restaurants, Inc.

Mr. De Perio received a BA in business economics and organizational behavior management with honors from Brown University, where he was enrolled in the Program in Liberal Medical Education.

George E. Hall has been our Chief Investment Officer and Director since inception.  Mr. Hall is the Founder, CEO, President and Chief Investment Officer of Clinton Group, Inc.  Mr. Hall is ultimately responsible for all final investment and trading decisions, risk management and quantitative analysis.  Before founding Clinton Group, Inc. in 1991, Mr. Hall was a vice president at Greenwich Capital Markets, Inc., a leading primary dealer and mortgage securities broker-dealer.  He headed the mortgage arbitrage group which traded mortgage securities, interest rate derivatives and futures and options.  There he created and implemented the firm’s analytical systems for CMOs and related securities. Prior to his time at Greenwich Capital Markets, he directed the trading of mortgage securities including agency pass-throughs, options, whole loans, CMOs and interest rate derivatives at Citicorp Investment Bank.  Before pursuing his MBA, Mr. Hall was a nuclear engineer at Tenneco Corporation. Mr. Hall holds a BS from the U.S. Merchant Marine Academy and an MBA from the Wharton School at the University of Pennsylvania.

Daniel A. Strauss has been our Vice President of Acquisitions and Director since inception.  Mr. Strauss is a member of the private equity team at Clinton Group. He is responsible for evaluating and executing transactions across a range of industries. Prior to joining the Clinton Group in 2010, he was with Angelo, Gordon & Co. as a member of the firm’s private equity practice. Prior to his work at Angelo, Gordon & Co., he was a Financial Analyst at Houlihan Lokey focusing on mergers and acquisitions in the consumer products industry.  Mr. Strauss holds a B.S. in Finance and International Business from the Stern School of Business at New York University.

Francis A. Ruchalski has been our Chief Financial Officer since inception.  Mr. Ruchalski is a CPA and the CFO of the Clinton Group. Prior to joining Clinton Group in 1997, Mr. Ruchalski was an audit manager for Anchin, Block & Anchin, LLP, a certified public accounting firm. His responsibilities included client auditing and financial and taxation planning. Mr. Ruchalski holds a BS in Accounting from St. John's University.

Jamal Mashburn has agreed to serve on our board of directors upon the closing of this offering.  Mr. Mashburn is most notably known for his success on the basketball court — the former college and NBA All Star spent over 20 years with the Kentucky Wildcats, Dallas Mavericks, Miami Heat, and New Orleans Hornets.  With a natural knack for teambuilding, Mr. Mashburn took his skills straight to the business world after his basketball career was over.  Mr. Mashburn successfully assembled a team of savvy professionals specializing in administration, finance, project management, insurance, and advertising, and to date, Mr. Mashburn has ownership interest in numerous restaurant franchises (38 Outback Steakhouse restaurants, 32 Papa John’s pizza restaurants, and three Dunkin Donuts stores), car dealerships (owner of Kentucky’s Toyota of Nicholasville and Lexus Store of Lexington), real estate, and the thoroughbred horse racing industry.  Mr. Mashburn is active in the community and has established the Mashburn Scholarship Fund at the University of Kentucky.  He is also a founding member, officer, and director of The MAP Foundation (focused on youth mentoring) and the Mashburn Family Foundation (offering programs and support for latch-key children and children of alcoholics and single mothers).  Mr. Mashburn currently sits on the Board of Directors for the National Forest Foundation and has served on the Advisory Board for Central Bank & Trust Company in Lexington, Kentucky.

Ronald D. McCray has agreed to serve on our board of directors upon the closing of this offering.  Mr. McCray is a private investor and corporate director. He serves on the board of directors of A. H. Belo, the board of trustees for Cornell University, and the visiting committee of the Harvard Law School, and is a member of the Council on Foreign Relations.  Mr. McCray is a limited partner of the Boston Celtics ownership group, and previously served as a director of Knight Ridder, Inc.

Mr. McCray practiced corporate, securities and finance law at law firms in New York City and Dallas from 1983-1987.  He then joined Kimberly-Clark Corporation, a $19 billion consumer products company, where he worked for over 20 years, and was elected senior vice president – law and government affairs.  He joined Nike, Inc., a $19 billion sports and apparel company, from 2007 to May 2009 as Chief Administrative Officer with responsibility for strategic leadership and for oversight of various business and administrative functions.

Mr. McCray graduated from Cornell University in 1979, where he was named to honor societies his junior and senior years. He graduated from the Harvard Law School in 1983, where he served as the editor and business manager of the Harvard Civil Rights/Civil Liberties Law Review.

In 2011, President Obama nominated Mr. McCray to serve as a member of the Federal Retirement Thrift Investment Board.

Joseph Stein has agreed to serve on our board of directors upon the closing of this offering.  Mr. Stein is a senior executive leader with solid executive management experience and skill in motivating teams to achieve success.  Mr. Stein is currently owner/founder of Simply Innovatetm, an innovation consultancy focused on creating tools to help companies innovate, providing consulting services, and facilitating executive workshops and speaking engagements.  Previously, Mr. Stein served as Senior Vice President of Strategy & Innovation of El Pollo Loco, Inc., a quick service restaurant company with over 400 restaurants.  Prior to this role, Mr. Stein served as Senior Vice President and Chief Financial Officer.  In his capacity at El Pollo Loco, Mr. Stein oversaw the sale of El Pollo Loco to a private equity investor and directed public bond offerings in 2002, 2003 and 2005.  Previously, Mr. Stein held a similar role at Rubio’s Restaurants, Inc. where he oversaw their initial public offering.  Mr. Stein also was an executive of CKE Restaurants, Inc., Checkers Drive-in Restaurants, Inc. and Fidelity National Financial, Inc.  Mr. Stein began his career as a CPA at KPMG.

David L. Burke has agreed to serve on our board of directors upon the closing of this offering. Mr. Burke is the owner of DBGlobal, LLC and Watershed Ventures, LLC, the parent company of eight modern American restaurants in New York, New Jersey and Connecticut. Prior to his entrepreneurship and ownership of restaurants, Mr. Burke trained at the Culinary Institute of America and with notable chefs such as Pierre Troisgros, Georges Blanc and Gaston Lenôtre. Burke returned from France to the U.S. as a sous chef for Waldy Malouf at La Cremaillere and for Charlie Palmer at River Café, where he ascended to Executive Chef and earned three stars from The New York Times. In 1992, Burke opened the Park Avenue Café with the Smith &Wollensky Restaurant Group and, in 1996, became Vice President of Culinary Development for the Smith &Wollensky Restaurant Group. Mr. Burke then went on to open his own restaurants, including David Burke Townhouse, David Burke Prime and Fromagerie, among many others. As well as being a chef and restaurateur, Mr. Burke is an inventor, author, US patent holder, television personality and product developer.

Officer and Director Qualifications

We have not established a nominating committee and have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former CEO or CFO of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Our officers and board of directors, including director nominees, are composed of a diverse group of leaders in their respective fields. Many of the current officers, directors and nominees have senior leadership experience at domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. All of our officers, directors and nominees also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, our officers, directors and nominees also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of Business Combinations.

We, along with our officers, directors and nominees, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating our initial Business Combination.

Thomas J. Baldwin

We believe that Mr. Baldwin is well qualified to serve as our Chairman of the Board and Chief Executive Officer due to his extensive experience in business operations, including as a chief executive officer of a publicly traded restaurant company.  We believe Mr. Baldwin’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds, investment bankers and attorneys will allow us to generate acquisition opportunities and identify suitable acquisition candidates.  We believe Mr. Baldwin’s strategic experience and background in structuring and consummating numerous acquisitions over 25 year career will further our purposes of consummating our initial Business Combination.

Joseph A. De Perio

Mr. De Perio has over 10 years experience in corporate finance, including over 7 years as an investment analyst and portfolio manager in private equity and public equity.  He has a strong understanding of corporate finance and strategic business planning activities.  While serving as a member of the Clinton Group investment team, he gained significant experience advising and investing in public companies including restaurant companies.  In addition, his experience as a director of companies outside the consumer industry enables Mr. De Perio to contribute additional perspective to Board discussions.

George E. Hall

Mr. Hall has over 25 years experience in investing, trading, risk management and quantitative analysis.  As founder , CEO and Chief Investment Officer of Clinton Group, Inc., Mr. Hall is ultimately responsible for all final investment decisions at Clinton Group and its affiliate funds.  He has a strong understanding of corporate finance and strategic business planning activities.  Mr. Hall also has invaluable risk assessment experience which will be valuable to Board discussions.

Daniel A. Strauss

Mr. Strauss has extensive experience both advising and investing in companies across of a range of industries. Through his position on the Clinton Group investment team, he has gained expertise in financial analysis and corporate best practices. His financial and operational involvement with consumer products and restaurant companies in particular afford him a unique perspective which will aid in both the identification and evaluation of targets.

Francis A. Ruchalski

Mr. Ruchalski has extensive experience in accounting and financial management. Through his position on the Clinton Group executive team, Mr. Ruchalski oversees the audit of Clinton Group, Inc. and its funds under management. In addition, he has gained significant experience in the structuring of numerous investments, investment vehicles and managed funds.

Jamal Mashburn

Mr. Mashburn is well-qualified to serve as a member of the Board due to his business leadership, operational expertise in the restaurant industry, and experience as a private investor.  Mr. Mashburn has developed an extensive set of contacts in the business, private equity and financial sectors, which we believe will generate acquisition opportunities for us.

Ronald D. McCray

Mr. McCray is well-qualified to serve as a member of the Board due to his public company experience, business leadership, legal expertise, and experience as a private investor.  Mr. McCray has developed an extensive set of contacts in the business, private equity and financial sectors, which we believe will generate acquisition opportunities for us.  Mr. McCray also has extensive experience in evaluating management teams of target companies.

Joseph Stein

Mr. Stein is well-qualified to serve as a member of the Board due to his business leadership and operational expertise in the restaurant industry.  Over the last 21 years, Mr. Stein has served in an executive leadership position at several restaurant companies, including a tenure as a Chief Financial Officer.  In addition to his financial expertise, Mr. Stein has extensive experience in leveraged buyouts and capital raising.  Mr. Stein has developed an extensive set of contacts in the business, private equity and financial sectors, which we believe will generate acquisition opportunities for us.

David L. Burke

Mr. Burke is well qualified to serve as a member of the board due to his experience as a restaurateur, entrepreneur and business leader in the restaurant industry.  Mr. Burke is an established private investor and has developed an extensive set of contracts in the restaurant industry, which we believe will generate acquisition opportunities for us.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Ronald D. McCray, Jamal Mashburn and Joseph Stein, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of David L. Burke and Daniel A. Strauss, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Thomas J. Baldwin, Joseph A. De Perio and George E. Hall, will expire at the third annual meeting of stockholders. We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial Business Combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our amended and restated certificate of incorporation provides that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

We are not required to have a majority of independent directors on our board of directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the consummation of this offering, our independent directors will be Messrs. Mashburn, McCray, Stein and Burke.

Although our company will not be listed on the NYSE Amex upon consummation of this offering, we will voluntarily apply the definition of director independence used by the NYSE Amex in making the determinations of independence with respect to the directors we expect to join us upon the closing of this offering. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash (or non-cash) compensation for services rendered to us. Commencing on the date that our securities are first quoted on the OTCBB through the earlier of consummation of our initial Business Combination and our liquidation, we will pay the Clinton Group a total of $10,000 per month for office space, utilities and secretarial and administrative services. This arrangement is being agreed to by the Clinton Group for our benefit and is not intended to provide our sponsor compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of our initial Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed Business Combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial Business Combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial Business Combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial Business Combination will be a determining factor in our decision to proceed with any potential Business Combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of our initial Business Combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to our initial Business Combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial Business Combination other than as disclosed in this prospectus.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Each of our officers or directors (other than our independent directors) presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a Business Combination opportunity to such entity.  However, each of our officers and directors (other than our independent directors) has agreed, pursuant to a written agreement with us, that until the earliest of our initial Business Combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business transaction opportunities.  In the event that we and such officer or director mutually agree that it is in our best interests and the best interests of our stockholders not pursue such opportunity, such officer or director may then present the opportunity to other entities.  Certain members of our management team also have fiduciary obligations to private equity funds managed by the Clinton Group. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from these affiliations, the Clinton Group private equity funds have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business in the restaurant sector. Pursuant to this right of first refusal, we will be entitled to pursue any such potential transaction opportunity in the restaurant sector unless and until a majority of our directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial Business Combination and (2) 24 months from the date of this prospectus. Furthermore, we have agreed that any target company with respect to which any of the Clinton Group private equity funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such fund declines to pursue an investment in such company.

Each of our officers and directors may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial Business Combination or we have failed to complete our initial Business Combination within 24 months after the closing of this offering. Potential investors should also be aware of the following other potential conflicts of interest:

•
None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•
Our sponsor purchased founder shares prior to the date of this prospectus. Our sponsor will purchase sponsor warrants in a transaction that will close simultaneously with the closing of this offering. Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial Business Combination. Additionally, our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial Business Combination within 24 months after the closing of this offering. If we do not complete our initial Business Combination within such applicable time period, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (1) one year after the completion of our initial Business Combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. With certain limited exceptions, the sponsor warrants and the common stock underlying such warrants, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial Business Combination. Since Thomas J. Baldwin and George E. Hall will directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial Business Combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular Business Combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial Business Combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

We are not prohibited from pursuing an initial Business Combination with a company that is affiliated with the Clinton Group or our sponsor, officers or directors. In the event we seek to complete our initial Business Combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial Business Combination is fair to our stockholders from a financial point of view. Furthermore, in no event will the Clinton Group, our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial Business Combination.

In the event that we submit our initial Business Combination to our public stockholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial Business Combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings to the fullest extent authorized by Delaware law. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the amended and restated certificate of incorporation, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into an agreement with our sponsor to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to purchase and maintain insurance on behalf of any officer or director for whom at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the amended and restated certificate of incorporation. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	Each of our officers, directors and director nominees that beneficially owns common stock; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Approximate Percentage of
	Number of		Outstanding Common stock
Shares
	Beneficially		Before	After
Name and Address of Beneficial Owner(1)	Owned		Offering	Offering(2)
ROIC Acquisition Holdings LP (our sponsor)	2,156,250		96.6%	19.32%
George E. Hall	2,156,250	(3)	96.6%	19.32%
Joseph A. De Perio	—		*	*
Thomas J. Baldwin	—		*	*
Daniel A. Strauss	—		*	*
Francis A. Ruchalski	—		*	*
Jamal Mashburn	—		*	*
Ronald D. McCray	—		*	*
Joseph Stein	—		*	*
David L. Burke	—		*	*
All directors and executive officers as a group (nine individuals)	2,156,250		100.0%	20.0%

*         Less than one percent

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 9 West 57th Street, New York, New York 10019.

(2)	Assumes no forfeiture of the founder earn out shares.

(3)
Represents shares of our common stock held by our sponsor, ROIC Acquisition Holdings LP, a limited partnership whose general partner is ROIC Acquisition Holdings GP LLC, a limited liability company whose sole member is GEH Capital Inc.  GEH Capital Inc. is an entity wholly owned by George E. Hall.  Mr. Hall has sole voting and dispositive power over the shares held by our sponsor.

In October 2011, our sponsor purchased 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our sponsor will beneficially own 20.0% of the then issued and outstanding common stock (assuming our sponsor does not purchase any units in this offering and is not required to forfeit the founder earn out shares, as described in this prospectus). Because of this ownership block, our sponsor may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions other than approval of our initial Business Combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 281,250 founder shares held by our sponsor will be subject to forfeiture.

Our sponsor will be required to forfeit only a number of founder shares necessary to maintain our sponsor’s 20.0% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option. In addition, 551,471 founder shares (or 634,191 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 284,091 founder shares (or 326,705 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination and (2) the remaining 267,380 founder shares (or 307,487 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination. The founder earn out shares are subject to transfer restrictions described below.

Our sponsor has committed to purchase an aggregate of 4,166,667 sponsor warrants at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of common stock at $12.00 per share. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial Business Combination. If we do not complete our initial Business Combination within 24 months after the closing of this offering, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. The sponsor warrants are subject to the transfer restrictions described below. The sponsor warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the sponsor warrants are held by holders other than our sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsor warrants also may be exercised by our sponsor or its permitted transferees on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

ROIC Acquisition Holdings LP, our sponsor, and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Sponsor Warrants

The founder shares, sponsor warrants and any common stock and warrants purchased in this offering or issued upon exercise of the sponsor warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our sponsor and holders of our sponsor warrants. Those lock-up provisions (excluding the founder earn out shares) provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial Business Combination or (B) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (2) in the case of the sponsor warrants and the respective shares of common stock underlying such warrants, until 30 days after the completion of our initial Business Combination, except in the case of both (1) and (2) (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any partners of our sponsor, or any affiliates of our sponsor, (b) by gift to a member of one of the partners of our sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the partners of our sponsor’s immediate family, an affiliate of our sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the partners of our sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or our sponsor’s limited partnership agreement upon dissolution of our sponsor; or (f) in the event of our liquidation prior to our completion of our initial Business Combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during the lock-up period, 50% of the founder shares shall be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during the lock-up period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, notwithstanding the ability to transfer, assign or sell founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture condition lapses.

Registration Rights

The holders of the founder shares, sponsor warrants and warrants that may be issued upon conversion of working capital loans will have registration rights that require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (A) in the case of the founder shares, upon the earlier of (1) one year after the completion of our initial Business Combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property, and (B) in the case of the sponsor warrants and the respective shares of common stock underlying such warrants, 30 days after the completion of our initial Business Combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In October 2011, we issued an aggregate of 2,156,250 founder shares to our sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. If the underwriters determine the size of the offering should be increased, a share dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the share dividend.

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 281,250 founder shares in proportion to the portion of the underwriters’ over-allotment option that was not exercised. In addition, 551,471 founder shares (or 634,191 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 284,091 founder shares (or 326,705 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination and (2) the remaining 267,380 founder shares (or 307,487 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination. Any forfeiture of shares will be effected by our redeeming such shares from our sponsor for nominal consideration pursuant to the provisions of the insider letter entered into between us, the sponsor and the representative of the underwriters prior to the consummation of this offering. If such shares are forfeited, we would record the aggregate fair value of the  shares forfeited and reacquired to treasury share and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to us for such forfeited shares of approximately $3,261. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury share and a corresponding charge to additional paid-in capital.

Our sponsor has committed to purchase an aggregate of 4,166,667 sponsor warrants in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of common stock at $12.00 per share. The sponsor warrants (including the shares of common stock issuable upon exercise of the sponsor warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial Business Combination.

As more fully discussed in “Management — Conflicts of Interest,” each of our officers or directors (other than our independent directors) presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a Business Combination opportunity to such entity.  However, each of our officers and directors (other than our independent directors) has agreed, pursuant to a written agreement with us, that until the earliest of our initial Business Combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business transaction opportunities.  In the event that we and such officer or director mutually agree that it is in our best interests and the best interests of our stockholders not pursue such opportunity, such officer or director may then present the opportunity to other entities.  Certain members of our management team also have fiduciary obligations to private equity funds associated with the Clinton Group. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from these affiliations, the Clinton Group private equity funds have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business in the restaurant sector. Pursuant to this right of first refusal, we will be entitled to pursue any such potential transaction opportunity in the restaurant sector unless and until a majority of our directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial Business Combination and (2) 24 months from the date of this prospectus. Furthermore, we have agreed that any target company with respect to which any of the Clinton Group private equity funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such fund declines to pursue an investment in such company.

The Clinton Group, an affiliate of our sponsor, has agreed, from the date that our securities are first quoted on the OTCBB through the earlier of our consummation of our initial Business Combination and our liquidation, to make available to us office space, utilities and secretarial and administrative services, as we may require from time to time. We have agreed to pay the Clinton Group $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide our sponsor with compensation in lieu of salary. We believe, based on rents and fees for similar services in New York City, that the fee charged by the Clinton Group is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee paid to the Clinton Group and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial Business Combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interest and other improprieties.

As of the date of this prospectus, our sponsor has also advanced to us an aggregate of $100,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of March 31, 2012 and the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant, upon the sole discretion of the lender. The terms of such warrants would otherwise be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial Business Combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial Business Combination, as applicable, because the directors of the post-combination business will be responsible for determining executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder shares and sponsor warrants, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

We are a Delaware company and our affairs are governed by our certificate of incorporation and the DGCL. We are authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, each with a par value of $0.0001 per share. The following description summarizes certain terms of our shares as set out more particularly in our certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The shares of common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common stock

As of the date of this prospectus, there were 2,156,250 shares of common stock outstanding, all of which were held of record by our sponsor. This includes an aggregate of 281,250 shares of common stock subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full so that our sponsor will own 20.0% of our issued and outstanding shares after this offering (assuming our sponsor does not purchase any units in this offering and is not required to forfeit its founder earn out shares, as described in this prospectus). Upon closing of this offering, 9,375,000 shares of common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 281,250 founder shares).

At any general meeting on a show of hands every stockholder who is present in person (or, in the case of a stockholder being a corporation, by its duly authorized representative) or by proxy will have one vote and on a poll every stockholder present in person (or, in the case of a stockholder being a corporation, by its duly appointed representative) or by proxy will have one vote for each share of common stock in which such stockholder is the holder. Voting at any meeting of the stockholders is by show of hands unless a poll is demanded. A poll may be demanded by stockholders present in person or by proxy if the stockholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of our initial Business Combination, the rights attaching to shares of common stock may only be amended by a resolution of persons holding 65% of our issued and outstanding shares. Other provisions of our certificate of incorporation may be amended prior to the consummation of our initial Business Combination if approved by a majority of the votes of stockholders who being so entitled attend and vote at the general meeting or by resolution of the directors. If we seek to amend by stockholder approval any provisions of our certificate of incorporation relating to stockholder’s rights or pre-Business Combination activity, we will provide dissenting public stockholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our certificate of incorporation. Our sponsor has agreed to waive any redemption rights with respect to any founder shares and any public shares our sponsor may hold in connection with any vote to amend our certificate of incorporation. Following the consummation of our initial Business Combination, the rights and obligations attaching to our common stock and other provisions of our certificate of incorporation may be amended if approved by a majority of the votes of stockholders who being so entitled attend and vote at the general meeting or by resolution of the directors. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore.

Our certificate of incorporation will provide our stockholders with the opportunity to redeem their shares upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (including interest but net of franchise and income taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. The amount in the trust account is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full. Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial Business Combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial Business Combinations and provide for related redemptions of public shares for cash upon consummation of such initial Business Combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our certificate of incorporation, offer to redeem our public shares pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial Business Combination. Our certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial Business Combination only if a majority of the votes of stockholders who being so entitled attend and vote at the general meeting are voted in favor of the Business Combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, or the purchase by us of up to 15% of the public shares in the event that we seek to obtain stockholder approval for our initial Business Combination, could result in the approval of our initial Business Combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such Business Combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial Business Combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if held, at which a vote shall be taken to approve our initial Business Combination.

If we seek stockholder approval of our initial Business Combination and we do not conduct redemptions in connection with our Business Combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering.

If we seek stockholder approval in connection with our initial Business Combination, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial Business Combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial Business Combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our certificate of incorporation, if we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will, as promptly as possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $50,000 of interest earned on the trust account to be used by us to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public stockholders from the trust account will be done automatically by function of our certificate of incorporation and prior to any voluntary winding up. We and our directors and officers have agreed not to propose any amendment to our certificate of incorporation that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial Business Combination within 24 months after the closing of this offering. Our sponsor has agreed to waive its right to receive liquidating distributions with respect to the founder shares if we fail to consummate our initial Business Combination within 24 months after the closing of this offering. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial Business Combination within the required time period.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial Business Combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. The holders of our public shares have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the redemption rights set forth above.

Founder Shares

The founder shares are identical to the common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) our sponsor has agreed (A) to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial Business Combination and (B) to waive its liquidation distribution rights with respect to its founder shares if we fail to consummate our initial Business Combination within 24 months after the closing of this offering, although our sponsor will be entitled to liquidation distributions with respect to any public shares it holds if we fail to consummate our initial Business Combination within such time period. If we submit our initial Business Combination to our public stockholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial Business Combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial Business Combination.

With certain limited exceptions, the founder shares will not be transferable, assignable or salable until the earlier of (1) one year after the completion of our initial Business Combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, 551,471 founder shares (or 634,191 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 284,091 founder shares (or 326,705 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination and (2) the remaining 267,380 founder shares (or 307,487 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination. Any forfeiture of shares will be effected by our redeeming such shares from the sponsor for nominal consideration pursuant to the provisions of the insider letter entered into between us, the sponsor and the representative of the underwriters prior to the consummation of this offering. In addition, notwithstanding the ability to transfer, assign or sell founder shares to permitted transferees during the lock up periods described above under the heading “Principal Stockholders – Transfers of Founder Shares and Sponsor Warrants,” our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture condition lapses.

Preferred stock

Our certificate of incorporation authorizes the creation and issuance, without stockholder approval, of 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined by a resolution of our board of directors to issue such shares. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to our initial Business Combination, from issuing shares of preferred stock which participate in any manner in the proceeds of the trust account, or which vote as a class with the common stock on our initial Business Combination. We may issue some or all of our preferred stock to effect our initial Business Combination. In addition, our preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred stock, we may do so in the future.

The rights of preferred stockholders, once the preferred shares are in issue, may only be amended by a resolution to amend our certificate of incorporation provided such amendment is also approved by a separate resolution of a majority of the votes of preferred stockholders who being so entitled attend and vote at the meeting of our preferred stockholders.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of common stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on the later of one year after the closing of this offering and 30 days after the completion of our initial Business Combination. The warrants will expire five years after the completion of our initial Business Combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to issue any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue common stock upon exercise of a warrant unless shares of common stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial Business Combination, we will file with the SEC a new registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the common stock issuable upon exercise of the warrants, to the extent an exemption is not available. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement.

If any such post-effective amendment or registration statement has not been declared effective by the 60th business day following the closing of our initial Business Combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of our initial Business Combination and ending upon such post-effective amendment or registration statement being declared effective by the SEC, and during any other period when we will fail to have maintained an effective registration statement covering the common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the fair market value by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial Business Combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of (1) one minus the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (2) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other of our shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial Business Combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if less than 70% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or on the OTC Bulletin Board, or is to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

The sponsor warrants (including the shares of common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial Business Combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Sponsor Warrants,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by the sponsor or its permitted transferees. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following our initial Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our sponsor has agreed (except with respect to permitted transferees) not to transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial Business Combination, except that, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Sponsor Warrants,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor. In addition, notwithstanding the ability to transfer, assign or sell founder shares to permitted transferees during the lock up periods described in this prospectus, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse.

In order to finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant, upon the sole discretion of the lender. The terms of such warrants would otherwise be identical to the sponsor warrants.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial Business Combination. The payment of any cash dividends subsequent to our initial Business Combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s ownership at 20.0% of the issued and outstanding common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certificate of Incorporation

We were formed in the State of Delaware on September 19, 2011.

Our amended and restated certificate of incorporation contains provisions designed to provide certain rights and protections to our common stockholders prior to the consummation of our initial Business Combination. These provisions cannot be amended without the approval of 65% of the votes of all issued and outstanding shares of common stock in the company. Our sponsor, who will beneficially own 20.0% of our shares of common stock upon the closing of this offering (assuming our sponsor does not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-Business Combination activity, we will provide dissenting stockholders with the opportunity to redeem their shares in connection with any such vote on any proposed amendments to our amended and restated certificate of incorporation. We will conduct these redemptions in connection with our solicitation of proxies for the stockholder vote to amend our amended and restated certificate of incorporation. These redemptions will be conducted in the same manner as the redemptions in connection with any stockholder vote to approve our initial Business Combination. Our sponsor has agreed to waive any redemption rights with respect to any founder shares and any public shares it may hold in connection with any vote to amend our amended and restated certificate of incorporation.

Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•
If we are unable to consummate our initial Business Combination within 24 months after the closing of this offering, we will, as promptly as possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $50,000 of such interest that may be released to us to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public stockholders from the trust account shall be done automatically by function of our amended and restated certificate of incorporation and prior to any voluntary winding up. We and our directors and officers have agreed not to propose any amendment to our amended and restated certificate of incorporation that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial Business Combination within 24 months after the closing of this offering;

•
prior to our initial Business Combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote on any initial Business Combination;

•
although we do not intend to enter into our initial Business Combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such our initial Business Combination is fair to our stockholders from a financial point of view;

•
if a stockholder vote on our initial Business Combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, and will file tender offer documents with the SEC prior to consummating our initial Business Combination which contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

•	we will not effectuate our initial Business Combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our CEO or by our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Changes in Authorized Shares

We are authorized to issue up to 100,000,000 shares of common stock which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or stockholders:

•	consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;

•	cancel any shares of stock which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

•
create new classes of shares with preferences to be determined by resolution of the board of directors to amend the certificate of incorporation to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior stockholder approval.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under our certificate of incorporation.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 281,250 founder shares held by our sponsor) we will have 9,375,000 shares of common stock outstanding. Of these shares, the 7,500,000 shares (or 8,625,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,156,250 shares and all 4,166,667 sponsor warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted common stock or warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three- month period only a number of securities that does not exceed the greater of:

•
1% of the total number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 143,750 if the underwriters exercise their over-allotment option); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than Business Combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial Business Combination.

Registration Rights

The holders of the founder shares, sponsor warrants and warrants that may be issued upon conversion of working capital loans (and any common stock issuable upon the exercise of the sponsor warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of 25% or more of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial Business Combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (A) in the case of the founder shares, upon the earlier of (1) one year after the completion of our initial Business Combination or (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property, and (B) in the case of the sponsor warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial Business Combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, our sponsor has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) until 30 days after the completion of our initial Business Combination. In addition, notwithstanding the ability to transfer, assign or sell founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse. We will bear the expenses incurred in connection with the filing of any such registration statements.

Quotation of Securities

We expect that one or more of the underwriters will apply to quote our units, common stock and warrants on the OTCBB under the symbols “    ,” “    ,” and “    ,” respectively. We anticipate that our units will be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be quoted separately and as a unit on the OTCBB.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our units or components thereof, which we collectively refer to as securities, assuming you purchase the securities in this offering and will hold the securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon current provisions of the Code, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, and does not address the tax consequences to investors subject to special tax rules (for example, financial institutions, real estate investment trusts, regulated investment companies, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)), investors that will hold securities as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, persons that acquire our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation, investors liable for the alternative minimum tax, or investors that have a functional currency other than the United States dollar, investors that have elected mark-to-market accounting, certain former citizens or long-term residents of the US, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any non-United States, state, or local tax considerations or US federal gift or estate tax laws. Investors are urged to consult their tax advisors regarding the United States federal, state, local, and non-United States income and other tax consequences of investing in our securities.

Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. If an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds our securities, the tax treatment of a partner or owner of such entities will generally depend on the status of the partner or owner and the activities of the entity. If you are a partner or an owner in such an entity, you should consult your tax advisor.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, GIFT, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Company

Personal Holding Company Status

We could be subject to an additional level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if:

•
at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value; and

•
at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial Business Combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For tax years ending prior to or on December 31, 2012, the tax rate on undistributed PHC income is 15%. For taxable years beginning after December 31, 2012, the tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (scheduled to be 39.6% after December 31, 2012).

General

There is no explicit authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. It is expected that each unit should generally be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, you are urged to consult your own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants and the allocation described above are accepted for U.S. federal income tax purposes.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in, or under the laws of, the United States, any State or political subdivision thereof or the District of Columbia;

•	an estate the income of which is includible in gross income tax U.S. federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has in effect a valid election to be treated as a U.S. person.

Dividends and Distributions on Common Stock

We do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce your adjusted basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “— Sale or Other Disposition or Redemption of Common Stock” below.

If you are a U.S. holder that is a taxable corporation, dividends we pay to you generally should qualify for the dividends received deduction if certain requirements are met, including the requisite holding period of our common stock is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 15%) for tax years beginning on or before December 31, 2012, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income (currently scheduled to increase to a maximum rate of 39.6% for 2013).

Sale or Other Disposition or Redemption of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than redemption into cash but including a dissolution and liquidation in the event we do not consummate our initial Business Combination within the required time) will generally be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year for U.S. federal income tax purposes. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15% for tax years beginning on or before December 31, 2012, after which the maximum long-term capital gains rate is scheduled to increase to 20%.

If you redeem your common stock for the right to receive cash pursuant to the exercise of a stockholder redemption right, the redemption generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The redemption will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the redemption is not meaningfully reduced from what your percentage ownership was prior to the redemption. If you have a relatively minimal stock interest and, taking into account the effect of redemption of other stockholders, your percentage ownership in us is reduced as a result of the redemption, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether redemption of your common stock will be treated as a sale or as a dividend under the Code.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you will generally not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants. Under certain circumstances, the warrants may be exercised on a “cashless” basis. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

We do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were decreased, that decrease could be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

We do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in Constructive Dividends on Warrants” below), those dividends, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as reducing your tax basis in your shares of common stock and, to the extent it exceeds your tax basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock or Warrants” below. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock.  Under certain circumstances, the warrants may be exercised on a cashless basis.  You are urged to consult your own tax advisors as to the consequences of an exercise of a warrant on a cashless basis.

Sale or Other Disposition of Common Stock or Warrants

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate our initial Business Combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•
the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base you maintain);

•
you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet certain other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, and, in the case where the shares of our common stock are regularly traded on an established securities market (within the meaning of applicable U.S. Treasury regulations), you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate our initial Business Combination.

Gain that is described in the first of the above bullet points generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons and if you are a corporation (in each case, an applicable treaty may reduce or eliminate the US tax or sum gain) the branch profits tax also may apply to such effectively connected gain.  If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 10% of the amount realized upon such disposition.

If you redeem your common stock into a right to receive cash as described in this prospectus, the redemption generally will be treated as a sale of common stock rather than as a dividend or distribution. The redemption will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the redemption is not meaningfully reduced from what your percentage ownership was prior to the redemption. See the discussion in “— U.S. Holders — Sale or Other Disposition or Redemption of Common Stock.” You should consult your own tax advisor as to whether redemption of your common stock will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

We do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were decreased, that decrease could be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits as determined under U.S. federal income tax principles, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Requirements

Legislation enacted in 2010 (commonly referred to as “FATCA”) generally imposes withholding at a rate of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on and the gross proceeds of dispositions of U.S. equity interests, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
Deutsche Bank Securities Inc.

Total	7,500,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 7,500,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our sponsor of an aggregate of 4,166,667 warrants at a purchase price of $0.75 per warrant in an insider private placement immediately prior to the consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 7,500,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $     per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $     per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to 1,125,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 5.5% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$75,000,000	$86,250,000
Underwriting discount(1)	$0.25	$1,875,000	$2,156,250
Deferred underwriting discount(1)	$0.30	$2,250,000	$2,587,500
Proceeds before expenses(2)	$9.45	$70,875,000	$81,506,250

(1)
The underwriters have agreed to defer $2,250,000, or $2,587,500 if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.0% of the gross proceeds of the units being offered to the public, until the consummation of our initial Business Combination. Upon the consummation of our initial Business Combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. No discounts or commissions will be paid on the sale of the sponsor warrants.

(2)	The offering expenses are estimated at $625,000, which are not reflected in the preceding table.

In addition, we have agreed to reimburse the underwriters for their fees and expenses of counsel incurred in connection with the review by FINRA of this offering, up to a maximum of $20,000.

Our sponsor has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the founder shares until the earlier of (1) one year after the completion of our initial Business Combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, our sponsor has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) until 30 days after the completion of our initial Business Combination. In addition, notwithstanding the ability to transfer, assign or sell founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell any founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse.

Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., will maintain the trust account in the United States and will receive customary fees for the maintenance of such account.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in this offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the OTC Bulletin Board or otherwise.

Additionally, the representative, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Pursuant to a letter agreement, the purchasers of the sponsor warrants have agreed that such sponsor warrants will not be sold or transferred by them (except to certain permitted transferees) until 30 days following completion of our initial Business Combination.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

SELLING RESTRICTIONS

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Wisconsin and Wyoming. Investors in South Carolina must qualify as “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and modified by Section 413 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states listed above, we will apply to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996, which is a federal statute, pre-empts the states from regulating transactions in certain securities, which are referred to as “covered securities.” The resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements under the National Securities Markets Improvement Act because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. The District of Columbia, Illinois, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if we have registered the securities in the state or the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required notice filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for our securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. The state of Idaho deems blank check companies inherently fraudulent and such offerings may not be registered or qualify for an exemption from registration in that state.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

China

This prospectus may not be circulated or distributed in the People’s Republic of China (China) and the securities may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

France

This offering document has not been prepared in the context of a public offering of securities in France (offre au public) within the meaning of Article L.411-1 of the French Code monétaire et financier and Articles 211-1 and seq. of the Autorité des marchés financiers (AMF) regulations and has therefore not been submitted to the AMF for prior approval or otherwise.

The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this offering document nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) on the condition that no such offering document nor any other offering material relating to the securities shall be delivered by them to any person nor reproduced (in whole or in part). Such “qualified investors” are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

You are hereby notified that in connection with the purchase of these securities, you must act for your own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.411-2, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in German requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht  — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the WpPG. This prospectus and any other document relating to the securities, as well as any information contained therein, must not be supplied to the public in Germany or used in connection with any offer for subscription of the securities to the public in Germany, any public marketing of the securities or any public solicitation for offers to subscribe for or otherwise acquire the securities. The prospectus and other offering materials relating to the offer of securities are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with stockholders’ equity in excess of NIS 250 million, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as institutional investors). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Italy

The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34-ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34- ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (1) be made in accordance with all applicable Italian laws and regulations, (2) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (3) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

India

This document has not been and will not be registered as a prospectus or a statement in lieu of prospectus with any registrar of companies in India. This document has not been and will not be reviewed or approved by any regulatory authority in India, including the Securities and Exchange Board of India, any registrar of companies in India or any stock exchange in India. This document and this offering of securities are not and should not be construed as an invitation, offer or sale of any securities to the public in India. Other than in compliance with the private placement exemptions under applicable laws and regulations in India, including the Companies Act, 1956, as amended, the securities have not been, and will not be, offered or sold to the public or any member of the public in India. This document is strictly personal to the recipient and neither this document nor the offering of the securities is calculated to result, directly or indirectly, in the securities becoming available for subscription or purchase by persons other than those receiving the invitation or offer.

Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act (Chapter 289) of Singapore (SFA) and accordingly, statutory liability under the SFA in relation to the content of the document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (1) to an institutional investor under Section 274 of the SFA; (2) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

(a)
a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

1)
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $100,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

2)	where no consideration is given for the transfer; or

3)	by operation of law.

By accepting this document, the recipient hereof represents and warrants that he is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Switzerland

This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of ROI Acquisition Corp. may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be disturbed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of ROI Acquisition Corp. in Switzerland.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York with respect to the units, common stock and warrants. In connection with this offering Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel to the underwriters.

EXPERTS

The financial statements of ROI Acquisition Corp. (a company in the development stage) as of October 6, 2011 and for the period September 19, 2011 (date of inception) through October 6, 2011, have been included herein in reliance upon the report of Rothstein, Kass & Company P.C., independent registered public accounting firm, appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

TABLE OF CONTENTS

ROI ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
ROI Acquisition Corp.

We have audited the accompanying balance sheet of ROI Acquisition Corp. (a corporation in the development stage) (the “Company”) as of October 6, 2011 and the related statements of operations, stockholder’s equity, and cash flows for the period from September 19, 2011 (inception) to October 6, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the ROI Acquisition Corp. (a corporation in the development stage) as of October 6, 2011 and the results of its operations and its cash flows for the period from September 19, 2011 (inception) to October 6, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
October 13, 2011

ROI Acquisition Corp.
(a corporation in the development stage)

BALANCE SHEET
October 6, 2011

ASSETS
Current asset:
Cash	$125,000
Noncurrent asset:
Deferred offering costs	45,000
Total assets	$170,000
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$55,000
Note payable-related party	100,000
Total current liabilities	155,000
Commitments and contingencies
Stockholder’s equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued	-
Common stock, $.0001 par value, authorized 100,000,000 shares; 2,156,250 shares issued and outstanding	216
Additional paid-in capital	24,784
Deficit accumulated during the development stage	(10,000)
Total stockholder’s equity	15,000
Total liabilities and stockholder’s equity	$170,000

See accompanying notes to financial statements.

ROI Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period from September 19, 2011 (inception) to October 6, 2011

Revenues	$-
General and administrative expenses	10,000
Net loss	(10,000)
Loss per share of common stock:
Basic and diluted	$(0.00)
Weighted average shares of common stock outstanding
Basic and diluted	2,156,250

See accompanying notes to financial statements.

ROI Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY
For the Period from September 19, 2011 (inception) to October 6, 2011

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Equity
	Shares	Amount
Sale of common stock to sponsor on October 6, 2011 at $0.01159 per share	2,156,250	$216	$24,784	$—	$25,000
Net loss	—	—	—	(10,000)	(10,000)
Balances at October 6, 2011	2,156,250	$216	$24,784	$(10,000)	$15,000

See accompanying notes to financial statements.

ROI Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period from September 19, 2011 (inception) to October 6, 2011

Cash flows from operating activities:
Net loss	$(10,000)
Change in operating assets and liabilities:
Accrued expenses	10,000
Net cash used in operating activities	-
Cash flows from financing activities:
Proceeds from note payable – Sponsor	100,000
Proceeds from the sale of common stock to Sponsor	25,000
Net cash provided by financing activities	125,000
Increase in cash	125,000
Cash at beginning of period	-
Cash at end of period	$125,000
Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$45,000

See accompanying notes to financial statements.

ROI ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS

(1) Organization and Nature of Business Operations

ROI Acquisition Corp. (the “Company”) is a newly organized Delaware blank check company formed on September 19, 2011 for the purpose of, directly or indirectly, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar Business Combination with one or more businesses or assets (the “Business Combination”).

The Company’s sponsor is ROI Acquisition Holdings LP (the “Sponsor”). At October 6, 2011, the Company had not commenced any operations. All activity through October 6, 2011 relates to the Company’s formation and the proposed offering described below in Note 4. The Company has selected March 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering as discussed in Note 4. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward effecting a Business Combination. The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry or geographic region for purposes of consummating its initial Business Combination. While the Company may pursue an acquisition opportunity in any business industry or sector, the Company intends to focus on industries or sectors that complement the Company’s management team’s background, such as the consumer sector, and in particular the restaurant industry in the United States and globally.

Net proceeds of approximately $75 million (or approximately $86 million if the underwriters’ over-allotment option is exercised in full) from the proposed offering and simultaneous private placement of the sponsor warrants (as described below in Note 5) will be held in a trust account. Except for the interest income earned on the trust account balance that may be released to the Company to pay any income and franchise taxes and to fund the Company’s working capital requirements, and any amounts necessary to purchase up to 15% of the Company’s shares issued as part of the Units described in Note 4 if the Company seeks stockholder approval for its initial Business Combination, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial Business Combination and the redemption of 100% of the Company’s public shares if the Company is unable to consummate a Business Combination within 24 months from the closing of the proposed offering (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of the Company’s initial Business Combination, subject to the limitations described herein. There will be no redemption rights with respect to outstanding warrants. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations, the Company intends to consummate its initial Business Combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which regulates issuer tender offers, and the Company will file tender offer documents with the Securities and Exchange Commission (the SEC). The tender offer documents will contain substantially the same financial and other information about the Company’s initial Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event the Company conducts redemptions pursuant to the tender offer rules, its offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If however, a stockholder vote is required by law, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will, like other blank check companies, conduct the redemptions pursuant to the proxy rules and not pursuant to the tender offer rules.

ROI ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS

The Company and the Sponsor have agreed that if, instead of a stockholder vote, the Company conducts redemptions under the tender offer rules in connection with its initial Business Combination, then the Sponsor will jointly conduct the tender offer with the Company and will have the option, in its sole discretion, to acquire up to $15,000,000 of the Company's shares of common stock (or $17,250,000 of the shares of common stock if the underwriters’ over-allotment option is exercised in full) tendered in the tender offer.  In the event the Sponsor acquires less than $15,000,000 of the shares of common stock (or $17,250,000 of the shares of common stock if the underwriters’ over-allotment option is exercised in full) pursuant to the tender offer, the Sponsor has the option, in its sole discretion, to purchase from the Company units identical to the units offered pursuant to this offering in a private placement at a purchase price of $10.00 per unit until the Sponsor has purchased up to an aggregate of $15,000,000 of the Company's securities (or $17,250,000 of the Company's securities if the underwriters’ over-allotment option is exercised in full) pursuant to both the tender offer and the private placement.

If the Company seeks stockholder approval, the Company will consummate its initial Business Combination only if a majority of the outstanding shares of common stock voted in favor of the Business Combination. In such case, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) as well as any public shares purchased during or after the proposed offering in favor of the Company’s initial Business Combination. In addition, the Sponsor has agreed to waive its redemption rights with respect to its Founder Shares and any public shares it may hold in connection with the consummation by the Company of a Business Combination.  The Company's officers and directors have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of the Company's initial Business Combination.

If the Company does not effect a Business Combination within 24 months from the closing of the proposed offering, as discussed in Note 4, the Company will liquidate the trust account and distribute the amount then held in the trust account, including interest but net of franchise and income taxes payable and less up to $50,000 of such net interest that may be released to the Company from the trust account to pay liquidation expenses, to the Company’s public stockholders, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its redemption rights with respect to its Founder Shares if the Company fails to consummate a Business Combination within the 24-month time period, although the Sponsor will be entitled to redemption with respect to any public shares it holds if the Company fails to consummate a Business Combination within such time period.

(2) Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

(3) Summary of Significant Accounting Policies

(a) Fair Value of Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the balance sheet.

(b) Loss per Share of Common Stock

Loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At October 6, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the period.

ROI ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS

(c) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Deferred Offering Cost

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of legal and audit costs incurred through the balance sheet date that are related to the proposed offering and that will be charged to stockholder’s equity upon the completion of the proposed offering or charged to operations if the proposed offering is not completed.

(e) Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

(f) Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

(g) Development stage company

The Company complies with the reporting requirement of FASB ASC 915, “Development Stage Entities.” At October 6, 2011, the Company had not commenced any operations nor generated revenue to date. All activity through October 6, 2011 relates to the Company’s formation and the proposed offering. Following such offering, the Company will not generate any operating revenues until after completion of a business transaction at the earliest, if at all. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the proposed offering.

(h) Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. At October 6, 2011, the Company has a deferred tax asset of approximately $3,400 related to amortizable startup costs. Accordingly, management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of October 6, 2011. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

ROI ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended October 6, 2011. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

(4) Proposed Public Offering

The proposed offering calls for the Company to offer for sale 7,500,000 units at a price of $10.00 per unit (“Unit”). Each Unit will consist of one share of common stock of the Company, and one warrant (“Warrant”). Each Warrant will entitle the holder to purchase one share of common stock of the Company at a price of $12.00 per share. The Warrants will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or twelve months from the closing of the proposed offering, provided in each case that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.  Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective within 60 days following the closing of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.  If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, or if warrant holders did not exercise their warrants on a cashless basis under the above provision, there will be no cash settlement of the warrants and the warrants will expire worthless. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sales price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders.

A contingent fee equal to 3.0% of the aggregate amount of the funds released from the trust account to the Company or to the target upon consummation of the Company’s initial Business Combination will become payable to the underwriter from the amounts held in the trust account solely in the event the Company consummates its initial business transaction.

The underwriters will also be granted a 45-day option to purchase up to an additional 1,125,000 Units to cover over-allotments, if any.

(5) Related Party Transactions

(a) Note Payable — Related Party

The Company issued an aggregate of $100,000 in an unsecured promissory note to the Sponsor, on October 6, 2011. The note is non-interest bearing and is payable on the earlier of March 31, 2012 or the date on which the Company consummates an initial public offering of its securities. Due to the short-term nature of the note, the fair value of the note approximated the carrying amount at October 6, 2011.

(b) Services Agreement

The Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to Clinton Group, Inc., an affiliate of the Sponsor.  Services will commence on the date the securities are first quoted on the Over-the-Counter Bulletin Board quotation system and will terminate upon the earlier of the consummation by the Company of an initial Business Combination and the liquidation of the Company.

ROI ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS

(c) Sponsor Warrants

The Sponsor has agreed to purchase, in a private placement, 4,166,667 warrants prior to the proposed offering at a price of $0.75 per warrant (for an aggregate  purchase price of $3,125,000) from the Company.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the Sponsor will expire worthless. The Company intends to classify the private placement warrants within permanent equity as additional paid-in capital in accordance with FASB ASC 815-40.

The Sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the proposed offering. The Sponsor will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock, the warrants and the shares of common stock underlying the warrants, commencing on the date such shares of common stock or warrants are released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

(6) Founder Shares

On October 6, 2011, the Sponsor purchased 2,156,250 shares of common stock shares (“Founder Shares”) for an aggregate amount of $25,000, or approximately $0.01 per share.

The Founder Shares are identical to the shares of common stock included in the Units being sold in the proposed offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.  The Sponsor has agreed to forfeit up to 281,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Sponsor will own 20.0% of the Company’s issued and outstanding shares after the proposed offering.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the Company’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (1) one year after the completion of the Company’s initial Business Combination and (2) the date on which the Company consummates a liquidation, share exchange, share reconstruction and amalgamation, or other similar transaction after the Company’s initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $12.50 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the Sponsor Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the Sponsor Shares shall be released from the lock-up.  In addition, 551,471 Founder Shares (or 634,191 Founder Shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by the Sponsor as follows: (1) 284,091 Founder Shares (or 326,705 Founder Shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of the Company’s shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of the Company’s initial Business Combination and (2) the remaining 267,380 Founder Shares (or 307,487 Founder Shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of the Company’s shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of the Company’s initial Business Combination.  In addition, notwithstanding the Sponsor’s ability to transfer, assign or sell its Founder Shares to permitted transferees during the lock-up periods described above, the Sponsor has agreed not to transfer, assign or sell the Sponsor earn-out shares (whether to permitted transferees or otherwise) before the applicable forfeiture condition lapses.

ROI ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS

(7) Subsequent Events

Management has performed an evaluation of subsequent events through October 13, 2011, the date of issuance of the financial statements, noting no items which require adjustment or disclosure.

Until       , 2012 (90 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$75,000,000

ROI Acquisition Corp.

7,500,000 Units

Deutsche Bank Securities

Prospectus

_______ ___, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Expenses	$9,884
FINRA Expenses	9,125
Accounting fees and expenses	45,000
Blue sky services and expenses	40,000
Printing and engraving expenses	45,000
Roadshow expenses	50,000
Legal fees and expenses	250,000
Miscellaneous(1)	175,991
Total	$625,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On October 6, 2011, ROIC Acquisition Holdings LP, our sponsor, purchased 2,156,250 shares of common stock for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share. The founder shares held by our sponsor include an aggregate of 281,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. In addition, 551,471 founder shares (or 634,191 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 284,091 founder shares (or 326,705 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination and (2) the remaining 267,380 founder shares (or 307,487 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial Business Combination. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

In addition, our sponsor has committed to purchase from us an aggregate of 4,166,667 sponsor warrants at $0.75 per warrant (for an aggregate purchase price of $3,125,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement

3.1	Certificate of Incorporation*

3.2	Form of Amended and Restated Certificate of Incorporation

3.3	By-Laws*

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP

10.1	Promissory Note, dated October 7, 2011, issued to ROIC Acquisition Holdings LP*

10.2	Form of Letter Agreement among the Registrant, its officers and directors, and ROIC Acquisition Holdings LP

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.4	Form of Registration Rights Agreement between the Registrant and ROIC Acquisition Holdings LP

10.5	Securities Purchase Agreement, effective as of October 12, 2011, between the Registrant and ROIC Acquisition Holdings LP*

10.6	Sponsor Warrants Purchase Agreement, dated as of October 13, 2011, between the Registrant and ROIC Acquisition Holdings LP*

10.7	Form of Indemnity Agreement

10.8	Administrative Services Agreement, dated as of October 13, 2011, between the Registrant and the Clinton Group*

10.9	Securities Purchase Option Agreement between the Registrant and ROIC Acquisition Holdings LP

14	Form of Code of Ethics

23.1	Consent of Rothstein Kass & Company P.C.*

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included on Exhibit 5.1).

24	Power of Attorney (included in signature page)*

99.1	Consent of Jamal Mashburn*

99.2	Consent of Ronald D. McCray*

99.3	Consent of Joseph Stein*

99.4	Consent of David L. Burke*

*       Attached hereto

Item 17. Undertakings.

(a)
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of October, 2011.

ROI ACQUISITION CORP.

By:	/s/ Thomas J. Baldwin
Name: Thomas J. Baldwin
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Baldwin his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Thomas J. Baldwin	Chairman of the Board of Directors and	October 14, 2011
Thomas J. Baldwin	Chief Executive Officer
(Principal Executive Officer)

/s/ Joseph A. De Perio	Vice Chairman of the Board and President	October 14, 2011
Joseph A,. De Perio

/s/ Francis A. Ruchalski	Chief Financial Officer	October 14, 2011
Francis A. Ruchalski	(Principal Financial Officer
And Principal Accounting Officer)

/s/ George E. Hall	Chief Investment Officer and Director	October 14, 2011
George E. Hall

/s/ Daniel A. Strauss	Vice President of Acquisitions and Director	October 14, 2011
Daniel A. Strauss

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement

3.1	Certificate of Incorporation*

3.2	Form of Amended and Restated Certificate of Incorporation

3.3	By-Laws*

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP

10.1	Promissory Note, dated October 7, 2011, issued to ROIC Acquisition Holdings LP*

10.2	Form of Letter Agreement among the Registrant, its officers and directors, and ROIC Acquisition Holdings LP

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.4	Form of Registration Rights Agreement between the Registrant and ROIC Acquisition Holdings LP

10.5	Securities Purchase Agreement, effective as of October 12, 2011, between the Registrant and ROIC Acquisition Holdings LP*

10.6	Sponsor Warrants Purchase Agreement, dated as of October 13, 2011, between the Registrant and ROIC Acquisition Holdings LP*

10.7	Form of Indemnity Agreement

10.8	Administrative Services Agreement, dated as of October 13, 2011, between the Registrant and the Clinton Group*

10.9	Securities Purchase Option Agreement between the Registrant and ROIC Acquisition Holdings LP

14	Form of Code of Ethics

23.1	Consent of Rothstein Kass & Company P.C.*

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included on Exhibit 5.1).

24	Power of Attorney (included in signature page)*

99.1	Consent of Jamal Mashburn*

99.2	Consent of Ronald D. McCray*

99.3	Consent of Joseph Stein*

99.4	Consent of David L. Burke*

*       Attached hereto